SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                FORM 8-K12(g)3/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                   Date of Event Requiring Report: May 3, 2000


                                 U.S. CRUDE LTD.
                                 ---------------
             (Exact name of registrant as specified in its charter)


         Nevada              000-28567              84-1521101
         ------              ---------              ----------
 (State of Incorporation)   (Commission           (IRS Employer
                            File Number)        Identification No.)


                 25809-D Business Center Dr., Redlands, CA 92374
                 -----------------------------------------------
                     (Address of Principal Corporate Office)

                                 (888) 872-7833
                                 --------------
               Registrant's Telephone Number, Including Area Code


                              Cypress Capital, Inc.
                              ---------------------
                           (Registrant's Former Name)


ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

     The Company is a successor registrant pursuant to Section 12(g) 3 of the Securities Exchange Act of 1934, by virtue of a statutory merger of U.S. Crude, Ltd., a California corporation, and Cypress Capital, Inc., a Nevada corporation, with Cypress Capital, Inc. being the survivor, but changing its name to U.S. Crude, Ltd.

     On May 3, 2000, U.S. Crude, Ltd. entered into a Share Purchase Agreement with shareholders of Cypress Capital, Inc. in which U.S. Crude, Ltd. acquired 18,675,000 shares outstanding (100%) of the Registrant for purpose of accomplishing a merger of U.S. Crude, Ltd. and Cypress Capital, Inc. A copy of the Share Purchase Agreement is filed as an exhibit to this Form 8-K12(g)3/A and is incorporated in its entirety herein.

GENERAL  CORPORATE  HISTORY

     U.S. Crude, Ltd. (the "Company") is an independent oil and gas company engaged in: (1) the acquisition, development and production of oil and gas in the United States; and (2) the utilization and sale of thermal gas and steam technologies to increase the levels of production from marginally producing oil wells. The Company was originally incorporated in 1996, under the laws of the State of California with the objective of exploring for, developing, producing and managing oil and gas reserves. Since its inception, the Company has focused primarily on the acquisition of oil and gas properties in Kansas and Oklahoma. The acquisition of these oil and gas properties has increased the Company's asset base. Through January 31, 2002, the Company had not begun selling equipment and its operations consisted entirely of obtaining and developing existing oil and gas assets.

     The Company currently owns and operates producing oil and gas properties in the states of Kansas and Oklahoma. Daily average production from 73 wells operated by the Company in these states currently averages approximately 40 Bbls of oil and 25 Mcf of gas.

     In seeking to acquire additional oil and gas properties, the Company focuses primarily on properties with producing oil and gas reserves that have potential for additional exploitation through additional development and enhanced recovery via lateral completions and improved operating techniques rather than highly speculative exploration efforts. The Company intends to focus its acquisition program on properties in which the Company will become the operator following acquisition, allowing the Company to maintain a low cost operating structure. The Company will also seek properties that are underdeveloped, overly burdened with expenses or owned by financially troubled companies. The Company intends to acquire properties using internally generated cash flow, bank borrowings and, when appropriate, common stock of the Company.

     On May 3, 2000, U.S. Crude, Ltd. entered into a Share Purchase Agreement with shareholders of Cypress Capital, Inc. (a Nevada corporation) in which U.S. Crude, Ltd. acquired 100% of Cypress Capital' outstanding common stock and became a successor registrant to Cypress Capital, which subsequently changed its name to U.S. Crude Ltd.

     The Company's principal offices are located at 25809-D Business Center Dr., Redlands, CA 92374 and its telephone number is (888) 872-7833.

RISK  FACTORS

     Cautionary Statement Regarding Forward-Looking Statements. In the interest of providing the Company's shareholders and potential investors with certain information regarding the Company, including management's assessment of the Company's future plans and operations, certain statements set forth in this filing contain or are based on the Company's projections or estimates of revenue, income, earnings per share and other financial items or relate to management's future plans and objectives or to the Company's future economic and financial performance. All such statements, other than statements of historical fact, contained in this filing, generally are accompanied by words such as "anticipate," "believe," "intend," "estimate," "project" or "expect" or similar statements. Although any forward-looking statements contained in this filing or otherwise expressed by or on behalf of the Company are, to the knowledge and in the judgment of the officers and directors of the Company, reasonable and expected to prove true, management is not able to predict the future with certainty and no assurance can be given that such statements will prove correct. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. These risks and uncertainties include, among other things: general economic and business conditions; oil and gas industry conditions and trends; volatility of oil and gas prices; product supply and demand; market competition; risks inherent in the Company's oil and gas operations; imprecision of reserve estimates; the Company's ability to replace and expand oil and gas reserves; the Company's ability to generate sufficient cash flow from operations to meet its current and future obligations; the Company's ability to access and terms of external sources of debt and equity capital; and such other risks and uncertainties described from time to time in the Company's periodic reports and filings with the Securities and Exchange Commission. These and other risks are described elsewhere in this 8-K and will be described from time to time in the Company's future filings with the Securities and Exchange Commission. Accordingly, shareholders and potential investors are cautioned that certain events or circumstances could cause actual results to differ materially from those projected, estimated or predicted. In addition, forward-looking statements are based on management's knowledge and judgment as of the date of this 8-K, and the Company does not intend to update any forward-looking statements to reflect events occurring or circumstances existing hereafter.

     The Company has a history of losses and may not achieve profitable operations in the future. For the fiscal years ended March 31, 2000 and 1999, the Company incurred net losses of $696,000 and $567,000, respectively. At March 31, 2000, the Company had an accumulated deficit of $8,349,000 and its working capital was $62,000. It is expected that the Company will continue to experience losses in the near term. The Company's ability to achieve profitability and generate cash flow will be dependent upon obtaining additional debt or equity capital and acquiring or developing additional oil and gas properties. There can be no assurance that the Company will be able to do so.

     The Company has limited available capital and will need additional financing to fund operations and achieve profitability. Without raising additional capital, the Company will be unable to acquire additional producing oil and gas properties and its ability to develop its existing oil and gas properties will be limited to the extent of available cash flow. In order for the Company to achieve its business objectives and achieve profitable operations, it will be necessary to generate additional cash flow from operations, raise additional capital and enter into joint oil and gas development arrangements. Management intends to fund future acquisitions and develop its oil and gas reserves using cash flow from operations as well as borrowings, public and private sales of debt and equity securities and joint oil and gas development arrangements among other possible sources. The Company has no present arrangements for future borrowings and its cash flow from operations is not expected to be adequate to provide the funds needed for these purposes. There can be no assurance the Company will be able to raise additional funds in sufficient amounts to allow the Company to successfully implement its present business strategy of additional oil and gas property acquisitions or the development of its existing oil and gas reserves. No assurance can be given as to the availability or terms of any additional financing or joint development arrangements or that such terms as are available may not be dilutive to the interests of the Company's shareholders.

     Changes in industry conditions may negatively impact the Company's ability to achieve profitability. The profitability and revenues of the Company are dependent, to a significant extent, upon prevailing market prices for oil and gas. In the past, oil and gas prices and markets have been volatile. Prices are subject to wide fluctuations in response to changes in supply of, and demand for, oil and gas, market uncertainty and a variety of additional factors that are beyond the control of the Company. Such factors include world political conditions, weather conditions, government regulations, the price and availability of alternative fuels and overall economic conditions. Crude oil and natural gas prices have increased significantly over the past 12 months. Any decline from current oil or gas prices would have a material adverse effect on the Company's revenues and operating income and might, under certain conditions, require a write-down of the book value of the Company's oil and gas properties.

     The Company's ability to achieve profitability will depend upon the successful implementation of its acquisition strategy. The Company must acquire producing properties or locate and develop new oil and gas reserves to replace those being depleted by production. Without acquisition of producing properties or successful drilling and exploration activities, the Company's reserves and revenues will decline as reserves are depleted by production from existing properties. Subject to the availability of sufficient capital, the Company intends to acquire additional producing oil and gas properties, although no funds are currently available to the Company for this purpose. Although the Company engages in discussions regarding the acquisition of additional properties on a regular basis, as of the date of this filing the Company has no agreements or understandings to acquire any other properties and there can be no assurance that the Company will be able to identify and acquire additional producing oil and gas properties that will prove to be profitable to the Company. The process of integrating acquired properties into the Company's operations may result in unforeseen difficulties and may require a disproportionate amount of management's attention and the Company's resources. In connection with acquisitions, the Company could become subject to significant contingent liabilities arising from the exploration and development activities conducted on the acquired properties to the extent the Company assumes, or an acquired entity becomes liable for, unknown or contingent liabilities or in the event that such liabilities are imposed on the Company under theories of successor liability.

     Estimates of oil and gas reserves are subject to volatility and the Company's oil and gas assets may be substantially different from that represented in the financial statements. There are numerous uncertainties inherent in estimating quantities of oil and gas reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the Company. The oil and gas reserve data set forth in this filing represents estimates only. Oil and gas reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner, and estimates by other engineers might differ from those included in this filing. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. This 8-K contains estimates of the Company's oil and gas reserves, none of which are currently classified as proven or developed. Rule 4-10 (a)(2)(ii) of Regulation S-X states that reserves to be produced through improved recovery techniques (including fluid and steam injection) may only be considered "proven" when accompanied by a successful testing of a pilot project or the operation of an installed program in the reservoir. While the Company currently operates and extracts a limited amount of oil and gas from its properties, it has not yet obtained adequate data on its leasehold improvement campaign to meet the requirements of Regulation S-X for classifying its reserves as "proven." The Company has therefore classified its oil and gas assets as unproven and undeveloped since the amount of oil and gas that can reasonably and economically be extracted in future periods cannot be determined in accordance with the provisions of Statement of Financial
Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities." The Company's ability to develop its reserves will be dependent upon the timely availability of capital for this purpose without which the Company's ability to produce the projected amounts of oil and gas will be adversely affected, thereby adversely affecting the projected future net revenue.

     The Company will depend on third party operators, the failure of such to perform may negatively impact our ability to generate revenues. The Company has interests in certain oil and gas properties that are not operated by the Company. The operators are, in some cases, privately held companies that may have limited financial resources. If a third party operator experiences financial difficulty and fails to pay for materials and services in a timely manner, the wells operated by such third party operators could be subject to material and workmen's liens, and could cease operating if appropriate equipment and labor is unavailable. In such event, the Company would incur costs in discharging such liens and would lose revenues resulting from the wells being offline. The Company has no reason to believe that its current operators are experiencing significant financial difficulties.

     The oil and gas industry is highly competitive and the Company may not be able to compete at profitable levels. The Company competes with all of the major and independent oil and gas companies in acquiring oil and gas properties. Many competitors have resources substantially exceeding the resources of the Company. If the Company is unsuccessful in acquiring oil and gas properties, it may not be able to execute its operating strategy and achieve profitable levels of operations

     The Company may acquire oil and gas assets of limited value or with substantial liabilities. The successful acquisition and exploitation of producing oil and gas properties requires an assessment of the recoverable reserves future oil and gas prices, operating costs, the existence of potential environmental and other liabilities and other factors. Such assessments are necessarily inexact and their accuracy is inherently uncertain. Although the Company's management will perform a review of the assets of all proposed acquisitions which management believes to be consistent with standard industry practices, such reviews are inherently incomplete. The Company intends to focus its due diligence efforts on the properties that management believes contain the majority of the value in a proposed acquisition and sample the balance of included properties. Even an in-depth review of all properties and records of a proposed acquisition will not necessarily reveal existing or potential problems or risks nor will it permit the Company to become sufficiently familiar with the properties to fully assess their deficiencies, liabilities and capabilities. Inspections are not likely to be performed on each and every well, and potential environmental problems are not necessarily observable even when an inspection is undertaken. Although the Company's management has substantial experience in the oil and gas business, the particular oil and gas assets that the Company may acquire may be unfamiliar.

     Oil and gas operations have inherent operational and environmental hazards that may negatively impact operations. The oil and gas industry involves a number of operating risks, such as the risks of fire, blowouts, explosions, cratering, pipe failure, casing collapse and abnormally pressured formations, the occurrence of any of which could materially and adversely affect the Company. The business is also subject to environmental hazards including oil and saltwater spills, gas leaks, ruptures and discharges of toxic gases. These risks could result in substantial losses to the Company due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. As the owner of working interests in its oil and gas properties, the Company bears its proportionate share of the obligations and liabilities arising out of the exploration and development of those properties. Generally, owners of working interests in oil and gas properties are jointly and severally liable for all such obligations and liabilities. As a result, there exists a risk that the Company could become liable for amounts in excess of its proportionate share of such obligations and liabilities, although generally the Company would have a right of contribution against the other working interest owners. In accordance with customary industry practices, the Company maintains insurance against some, but not all, of such risks and losses. The occurrence of such an event not fully covered by insurance could have a material adverse effect on the financial position and operations of the Company. The Company does not carry insurance covering environmental impairment liabilities. The Company can provide no assurance that the insurance it carries will be adequate to cover any loss or exposure to liability, or that such insurance will continue to be available on terms acceptable to the Company.

     The Company's business is subject to government regulations, a change in which could impact operations. The Company's business is subject to extensive federal, state and local laws and regulations relating to the exploration for, development, production, marketing and transmission of oil and gas, as well as environmental and safety matters. Such laws and regulations have generally become more stringent in recent years, often imposing greater liability on a larger number of potentially responsible parties. Because the requirements imposed by such laws and regulations are frequently changed, the Company is unable to predict the ultimate cost of compliance with such requirements. The state of Oklahoma has adopted revisions to its production allowable rules under which they regulate the quantities of natural gas that producers may produce within their respective borders. Legislation has recently been introduced in the United States Congress to restrict the ability of states to regulate the production of natural gas. It is impossible at this time to determine the effect, if any, these developments may have on the natural gas industry as a whole. The Company does not believe these developments will materially affect its operations. There is no assurance that federal, state or local laws and regulations enacted in the future will not adversely affect the Company's ability to explore for, produce and market oil and natural gas.

     The Company relies on the expertise of management, the loss of which could negatively impact operations. The Company is dependent upon the services of Anthony K. Miller, President and Thomas Meeks, its Vice President of Engineering. The loss of the services of any of these individuals could have a material adverse effect upon the Company. The Company does not maintain insurance on the lives of Messrs. Miller or Meeks.

     The Company's stock is not currently listed on a major market, as a result you may have difficulty liquidating your investment. There is currently no trading market for the common stock of the Company. For the Company's Common Stock to be eligible for initial inclusion on NASDAQ, the Company must, among other things, maintain at least $4,000,000 in total assets, and have at least $2,000,000 of capital and surplus. In addition, the bid price of the Common Stock must be at least $3.00 per share, the market value of the outstanding common stock must be at least $1,000,000 and there must be at least 300 holders of the common stock. The Company does not currently meet these requirements and there can be no assurance that the Company's common stock will meet the requirements for inclusion on NASDAQ in the future. It is currently anticipated that trading, if any, in the common stock will be conducted in the over-the-counter market on the OTC Bulletin Board, a NASD-sponsored inter-dealer quotation system, or in what are commonly referred to as the "pink sheets." As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's common stock. In addition, the Company's common stock is currently subject to a Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's common stock and the ability of shareholders to sell their shares of common stock in the secondary market.

     The Company's stock trades as a "penny stock", as a result you may have difficulty liquidating your investment. The Company's stock has traded below
$1.00 for significant periods of time over the past two years and currently trades below $0.01. Many private investors and most institutional investors will not purchase securities that trade below $5.00, making it more difficult to find a buyer for the Company's stock. The Company cannot provide assurance that the stock will trade above $5.00 in future, or that a market for the stock will exist on a go-forward basis.

     The Company does not pay dividends, as a result, you may have difficulty liquidating your investment. The Company has never declared or paid dividends on its common stock and currently does not intend to pay dividends in the foreseeable future. The Company currently intends to follow a policy of retaining all earnings, if any, to finance the expansion and development of its business. In any event, future dividend policy will depend upon the Company's earnings, financial condition, working capital requirements, and will be at the discretion of the Board of Directors. As a result, the number of investors willing to purchase the Company's common stock may be limited.

     One of the Company's shareholders has considerable voting power that may impact your ability to affect policy and management. The Company has one shareholder, Wave Technology, Inc., that controls 8,000,000 shares of preferred stock with super voting rights, and 3,585,000 shares of common stock, representing in the aggregate 443,585,000 total votes. This constitutes a significant voting block of stock that may use its influence to block any merger, acquisition or other material transaction that affects control or ownership, determine the actions of the board of directors, and control the daily management of the Company.

BUSINESS  STRATEGY

     The Company's business strategy has been and will continue to be the acquisition of producing oil and gas properties and exploitation of those properties to maximize production and ultimate reserve recovery. The Company also intends to market its technologies to the oil and gas industry focusing on selling products to major and independent operators. The Company will also focus on developing joint venture opportunities utilizing its technologies to enhance oil production in which both venture parties will share in the revenue produced by the operations. Finally the Company plans to institute a steam service program whereby the Company will sell steam on a per barrel basis to major and independent operators to produce revenue. The Company's present business strategy is to concentrate on expanding its asset base and cash flow primarily through emphasis on the following activities:

- Acquiring additional producing oil and gas properties, including properties with potential for developmental drilling to maintain a significant inventory of undeveloped prospects and to enhance the Company's foundation for future growth;

- Increasing production cash flow and asset value by performing various enhancement projects on the Company's oil and gas assets;

- Building on the Company's existing base of operations by concentrating its development activities in its primary operating area of Oklahoma;

- Serving as operator of its wells to ensure technical performance and reduce costs;

- Developing relationships with major and large independent oil and gas companies to create joint venture opportunities;

- Drilling in known productive trends with the utilization of satellite imaging technology;

- Diversifying investment over a large number of wells in the Company's primary operating areas;

- Using, where appropriate, the steam and thermal gas injection systems acquired by the Company from Wave Technology, Inc. to enhance recovery of oil and gas from producing properties;

- Marketing the steam and thermal gas injection systems acquired by the Company from Wave Technology, Inc. to other oil producers;

- Participating at industry trade shows to introduce our technology to the oil and gas industry;

- Providing technology to major and independent operators on a demonstration basis to stimulate sales of the Companies technologies;

- Maintaining low general and administrative expenses and increasing economies of scale to reduce per unit Operating Costs and reserve addition costs.

ACQUISITION  AND  EXPLOITATION  ACTIVITIES

     Historically, the Company has allocated a substantial portion of its capital expenditures to the acquisition and development of producing oil and gas properties. The Company acquired an interest in 55 oil wells contained on 960 acres of land during the fiscal year 1997 through a joint venture with a third party. During the fiscal years ended March 31, 1999 and March 31, 2000, the Company acquired an additional 256 oil and gas wells on over 7,800 acres of land for total costs of approximately $162,000. Another property was acquired in 1998 for $250,000, but was subsequently returned to the seller. The Company estimates that its properties contain a total of 67.1 million barrels of unproven, undeveloped crude oil and an un-estimated quantity of natural gas. The Company has financed its acquisitions primarily through cash flow and
issuance  of  common  stock.   Specific  acquisitions  by  year  are as follows:

1997  -

- In January, 1997, Crude Oil Recovery, Inc. ("COR"), a joint venture between the Company and a third party - in which the Company has a 49% interest - purchased from unaffiliated third parties four leases in Osage County, Oklahoma. The total purchase price paid for these properties by Crude Oil Recovery was $160,000. These four properties contain a combined total of fifty-five wells, of which nineteen are currently producing oil. Pursuant to the Agreement, the Company is entitled to appoint one member of the board of directors of COR, with the two remaining seats to be appointed by a third party. The properties are located on Osage tribal land and are managed by the Bureau of Indian Affairs. Through March 31, 2000, these properties have produced a total of 5,714 barrels of oil in the three years they have been operated by COR, representing revenues of $95,000. Pursuant to the Agreement, the Company is responsible for developing and operating the properties. To date, the Company has not received any distribution of revenues from the joint venture since, pursuant to the Agreement, all revenues of the joint venture are reinvested into the properties for the purposes of making leasehold improvements, funding operations and increasing the production levels from these properties. COR intends to continue to use any revenues to bring the 43 additional oil wells into production. It is anticipated that once these properties are fully developed, the joint venture will begin making distributions to the joint venture partners; however, the Company is unable to predict when and if COR will generate profits for distribution to the Company. A copy of the Joint Venture Agreement is attached as an exhibit hereto.

1998
- A ninety percent (90%) working interest in an oil and gas lease (the "Horton lease"), located in Osage County, Oklahoma, from an unaffiliated seller for a total purchase price of $9,000.00, cash. The other ten percent (10%) interest in this property is owned by McCann and Company, an Oklahoma company with whom the Company previously contracted to act as its field supervisor overseeing certain of the Company's properties. The Company has disassociated itself with McCann and is negotiating to acquire the remaining ten percent of this lease. The property contains thirteen oil wells and five oil and gas wells, all of which six oil wells are currently producing. The main natural gas gathering line is owned by the Northern Osage Gas Company which charges a $1,500 connection fee to their line.
     Based on the current production level of natural gas on the lease, the Company has determined that it is not presently cost effective to connect to this gathering line and sell the gas produced. In the event production levels of natural gas increase in the future, the Company will reassess the feasibility of paying the connection fee.

- A ninety percent (90%) working interest in the Cassidy/Mullendore lease, located in Osage County, Oklahoma, from an unaffiliated seller for a total purchase price of $4,500.00, cash. The other ten percent (10%) working interest in this property is owned by McCann and Company, an Oklahoma company with whom the Company previously contracted to act as its field supervisor overseeing certain of the Company's properties. The Company has disassociated itself with McCann and is negotiating to acquire the remaining ten percent of this lease. The property contains ten wells, of which one is currently producing oil;

- A ninety percent (90%) working interest in the Mullendore lease, located in Osage County, Oklahoma, from an unaffiliated seller for a total purchase price of $4,500.00, cash. The other ten percent (10%) working interest in this property is owned by McCann and Company, an Oklahoma company with whom the Company previously contracted to act as its field supervisor overseeing certain of the Company's properties. The Company has disassociated itself with McCann and is negotiating to acquire the remaining ten percent of this lease. The property contains thirteen wells, of which seven are currently producing oil;

- A ninety percent (90%) working interest in the North Hickory lease, located in Osage County, Oklahoma, from an unaffiliated seller for a total purchase price of $27,000.00, cash. The other ten percent (10%) working interest in this property is owned by McCann and Company, an Oklahoma company with whom the Company previously contracted to act as its field supervisor overseeing certain of the Company's properties. The Company has disassociated itself with McCann and is negotiating to acquire the remaining ten percent of this lease. The property contains sixty-four wells, of which two are currently producing oil;

- A ninety percent (90%) working interest in the North Hickory II lease, located in Osage County, Oklahoma, from an unaffiliated seller for a total purchase price of $18,000.00, cash. The other ten percent (10%) working interest in this property is owned by McCann and Company, an Oklahoma company with whom the Company previously contracted to act as its field supervisor overseeing certain of the Company's properties. The Company has disassociated itself with McCann and is negotiating to acquire the remaining ten percent of this lease. The property contains two wells, both of which are currently producing oil;

- A ninety percent (90%) working interest in the SW Domes oil and gas lease, located in Osage County, Oklahoma, from an unaffiliated seller for a total purchase price of $13,500.00, cash. The other ten percent (10%) working interest in this property is owned by McCann and Company, an Oklahoma company with whom the Company previously contracted to act as its field supervisor overseeing certain of the Company's properties. The Company has disassociated itself with McCann and is negotiating to acquire the remaining ten percent of this lease. The property contains twelve oil wells and nine oil and gas wells. Currently, twelve of the wells are producing;

- A one hundred percent (100%) working interest in the Bales lease located in Osage County, Oklahoma, from an unaffiliated seller for a total purchase price of $4,500.00, cash. The property contains seventeen wells, of which two are currently producing oil;

- A ninety percent (90%) working interest in the Thunderbolt lease located in Osage County, Oklahoma, from an unaffiliated seller for a total purchase price of $4,500.00, cash. The other ten percent (10%) working interest in this property is owned by McCann and Company, an Oklahoma company with whom the Company previously contracted to act as its field supervisor overseeing certain of the Company's properties. The Company has disassociated itself with McCann and is negotiating to acquire the remaining ten percent of this lease. The property contains three wells, of which one is currently producing oil;

- In December 1998, the Company acquired a ninety percent (90%) working interest in the oil property known as the Roark Lease, located in Osage County, Oklahoma. The Company paid $4,000 for this property and expended an additional $3,000 in capitalized costs through the period ended March 31, 2000. The property contains two oil wells, both of which are currently in production.

- A ninety percent (90%) working interest in the Holcombe gas lease located in Osage County, Oklahoma, from an unaffiliated seller for a total purchase price of $9,000.00, cash. The other ten percent (10%) working interest in this property was acquired in 2001 from the Bureau of Indian Affairs at a scheduled "mini sale" for $6,850. The property contains seven gas wells, all of which are currently in production;

- A ninety percent (90%) working interest in the Sand Creek lease, located in Osage County, Oklahoma, from an unaffiliated seller for a total purchase price of $9,000.00, cash. The other ten percent (10%) working interest in this property is owned by McCann and Company, an Oklahoma company with whom the Company previously contracted to act as its field supervisor overseeing certain of the Company's properties. The Company has disassociated itself with McCann and is negotiating to acquire the remaining ten percent of this lease. The property contains thirty-five wells, of which three are currently producing oil;

- A one-hundred percent (100%) working interest in the Edison lease, located in Kern County, California from an unaffiliated seller for a total purchase price of $250,000, of which $16,000 has been paid by the Company. In 2001, the Company gave this lease back to Energy Dynamics and retained a right of first refusal to reacquire the property in the event another buyer is located;

- A ninety percent (90%) working interest in the South Sears lease, located in Chautauqua County, Kansas, from an unaffiliated seller for a total purchase price of $750.00, cash. The other ten percent (10%) working interest in this property is owned by McCann and Company, an Oklahoma company with whom the Company previously contracted to act as its field supervisor overseeing certain of the Company's properties. The Company has disassociated itself with McCann and is negotiating to acquire the remaining ten percent of this lease. The property contains five wells, none of which are currently producing oil.

- A ninety percent (90%) working interest in the McCall lease, located in Chautaugua, Kansas, and adjacent to the South Sears lease for $34,000, cash. The other ten percent (10%) working interest in this property is owned by McCann and Company, an Oklahoma company with whom the Company previously contracted to act as its field supervisor overseeing certain of the Company's properties. The Company has disassociated itself with McCann and is negotiating to acquire the remaining ten percent of this lease. The leases contains a total of sixteen oil wells, three of which are currently in production.

1999  -

- During 1999, the Company acquired a one hundred percent (100%) working interest in the Kane, Calvert, Wilson and Kane II leases, located in Washington County, Oklahoma, from an unaffiliated seller for a total purchase price of $20,000.00, cash. These properties contain a combined total of forty-three wells, three of which are currently producing oil.

     To the extent that it has the capital resources to do so, the Company will continue to pursue a business strategy that emphasizes reserve additions through acquisitions. The Company intends to focus its acquisition program on producing properties which it believes have potential for increased production through additional development and enhanced recovery via lateral completions and improved operating techniques. The Company will seek properties that are underdeveloped, overly burdened with expenses or owned by financially troubled companies, in order to minimize acquisition cost and maximize return on investment. Management intends to focus on properties located in the western region of the United States, primarily in the state of California, where Company personnel are best able to draw on their prior oil and gas experience. It is anticipated that a majority of the potential acquisition opportunities will be internally generated by Company personnel, although some opportunities may be brought to the Company by non-employee Directors or stockholders of the Company. The Company does not currently have any plans to engage professional firms or consultants that specialize in acquisitions but may do so in the future. The Company may utilize any one or a combination of lines of credit with banks, public and private sales of debt and equity securities, joint oil and gas development arrangements and internally-generated cash flow to finance its acquisition efforts. No assurance can be given that sufficient external or internal funds will be available to fund the Company's desired acquisitions.

     The Company consults with a certified petroleum geologist and others in evaluating its major prospective acquisitions. With some acquisitions, the Company has not retained a certified petroleum geologist to evaluate the property because management determined that the price of the property would not justify the retention of such expert. In these cases, the Company utilizes an acquisitions screening approach using applicable engineering and geological criteria in the review and evaluation process. This evaluation process helps to form the basis of the purchase price for a potential acquisition. The Company generally considers the following in its decision-making process: historical and current production, reservoir information, satellite imaging technology, and other potential behind pipe zones or drilling opportunities. The Company will continue to weigh the comparative value of various methods of reserve acquisitions and employ the method it believes is most advantageous in any given transaction. After the acquisition of oil and gas properties, management generally develops a reservoir depletion plan to maximize production rates, ultimate reserve recovery and cash flow generation. Such plans consider field operating procedures, secondary recovery implementation, additional drilling and such other procedures as the situation dictates.

     The Company does not have a specific budget for the acquisition of oil and gas properties since the timing and size of acquisitions are difficult to forecast; however, the Company is constantly reviewing acquisition possibilities.

DEVELOPMENT  ACTIVITIES

     The Company concentrates its acquisition efforts on oil reserves that can are either currently producing or that have good production history. The Company then invests in further developing these properties to increase oil production through the application of various techniques including the application of thermal energy (steam or hot gas), workovers (in which old equipment is replaced), "behind-pipe" work (where the pump is repositioned in the well to tap a secondary formation), refracturing the formation, and the drilling of "infill" wells (drilling wells in between existing wells to recover oil that is trapped and unable to flow). The Company has pursued an active development program on the properties it has acquired and intends to continue this program in the future on existing properties and on properties that may be acquired. In connection with oil and gas property acquisitions, the Company evaluates properties with a view toward taking the appropriate actions to maximize production at profitable levels.

     Exploratory drilling has been minimal to date. The Company reviews exploration proposals from other companies and individuals and may from time to time participate in certain ventures where the risk-reward ratio is sufficiently high to warrant capital outlays. The Company does not anticipate generating exploration projects utilizing its own staff at the present time. Consequently, exploratory drilling within the United States will likely only remain a small part of the Company's business.

PRODUCTION

     The Company owns and operates producing oil and gas properties located in the states of Kansas and Oklahoma. The Company continuously evaluates the profitability of its oil, gas and related activities and has a policy of divesting itself of unprofitable oil and gas properties or areas of operation that are not consistent with its operating philosophy.

     The Company owns and operates 73 producing wells and owns 238 non-producing wells. Of the foregoing, 19 of the producing and 35 of the non-producing wells are owned and operated by the Company pursuant to its joint venture agreement. Oil and gas sales from the Company's producing oil and gas properties accounted for substantially all of the Company's revenues for the years ended March 31, 2000 and 1999.

     The following table summarizes the Company's oil and gas production activity:



                           LOCATION             WORKING    NET REVENUE
LEASE NAME. . . . . . . .  (COUNTY, STATE)      INTEREST   INTEREST      # OF PRODUCING WELLS
-------------------------  -------------------  ---------  ------------  --------------------
Crude Oil Recovery leases  Osage County, OK           49%        40.83%                    19
-------------------------  -------------------  ---------  ------------  --------------------
Horton. . . . . . . . . .  Osage County, OK           90%           79%                     6
-------------------------  -------------------  ---------  ------------  --------------------
Cassidy/Mullendore. . . .  Osage County, OK           90%           79%                     8
-------------------------  -------------------  ---------  ------------  --------------------
North Hickory . . . . . .  Osage County, OK           90%        66.45%                     2
-------------------------  -------------------  ---------  ------------  --------------------
North Hickory II. . . . .  Osage County, OK           90%        66.45%                     2
-------------------------  -------------------  ---------  ------------  --------------------
SouthWest Domes . . . . .  Osage County, OK           90%         74.5%                    12
-------------------------  -------------------  ---------  ------------  --------------------
Bales . . . . . . . . . .  Osage County, OK          100%           84%                     2
-------------------------  -------------------  ---------  ------------  --------------------
Thunderbolt . . . . . . .  Osage County, OK           90%         66.9%                     1
-------------------------  -------------------  ---------  ------------  --------------------
Roark . . . . . . . . . .  Osage County, OK           90%           75%                     2
-------------------------  -------------------  ---------  ------------  --------------------
Holcome . . . . . . . . .  Osage County, OK           90%           75%                     7
-------------------------  -------------------  ---------  ------------  --------------------
Sand Creek. . . . . . . .  Osage County, OK           90%         73.1%                     3
-------------------------  -------------------  ---------  ------------  --------------------
Kane. . . . . . . . . . .  Washington Co., OK        100%        83.33%                     3
-------------------------  -------------------  ---------  ------------  --------------------
Calvert . . . . . . . . .  Washington Co., OK        100%        83.33%                     0
-------------------------  -------------------  ---------  ------------  --------------------
Wilson. . . . . . . . . .  Washington Co., OK        100%        83.33%                     0
-------------------------  -------------------  ---------  ------------  --------------------
Kane II . . . . . . . . .  Washington Co., OK        100%        83.33%                     0
-------------------------  -------------------  ---------  ------------  --------------------
McCall. . . . . . . . . .  Chautauqua, KS             90%        81.25%                     3
-------------------------  -------------------  ---------  ------------  --------------------
South Sears . . . . . . .  Chautauqua, KS             90%         79.5%                     3
-------------------------  -------------------  ---------  ------------  --------------------


TECHNOLOGIES

     Another major focus of the Company is to use the Portable Steam Generator Systems (the "TM-96" and "TM-96-10") and Portable Thermo-Gas Re-Pressurizing System (the "TM-98") thermal injection technology to rekindle its marginally producing oil wells to profitable levels. The Company acquired the license to use and distribute the TM-96 technology from Wave Technology, Inc., a related party, in exchange for 3,186,000 shares of common stock and 1,000,000 shares of preferred stock. The TM-98 technology was acquired through the purchase of Thermo-Tech, Inc. in fiscal 2000. The Company has produced and is currently utilizing one TM-96 and one TM-98 on certain of its oil properties in Oklahoma. The Company intends to market and sell these systems to other secondary oil operators, although it has not yet received any purchase orders from other operators. Wave Technology, Inc. retains ownership of the patents on both of these devices.

     During fiscal 2001, the Company also acquired a license to market two additional pieces of oil recovery equipment from Wave Technology, Inc. A deep-steam generator, the TM-9, capable of producing 500 degree steam at depths in excess of 5,000 ft. was acquired for an additional 4,000,000 shares of preferred stock. The second, TM-2000, an oil upgrading machine that effects a permanent oil viscosity reduction (making the oil lighter) while the oil is still in the ground, was acquired for $500,000. This lighter oil can then be extracted more easily and transported, stored and refined at lower cost than heavy oil. While these two technologies are not yet market ready, the Company believes that they will become important tools for extracting heavy oil from deep formations.

     Thermal recovery, the process of intentionally introducing heat into an oil formation for the purpose of recovering oil, has been used by the oil industry for over 100 years for wells that have slowed production. Wells that produce less than ten barrels per day are classified "stripper wells" and often require the introduction of aggressive techniques to increase production. When wells no longer spontaneously produce high volumes of oil, the operator must use
"secondary recovery" methods (such as steam or gas pressurization) to extract oil. Thermal (steam) recovery is the preferred secondary recovery method for its ability to cost effectively improve oil recovery in many formations.

The  TM-96  and  TM-96-10  Portable  Steam  Generators

     The TM-96 is a self-contained, fully mobile steam generator unit. The unit can deliver hot water and steam at temperatures of 500 degrees F to well depths up to 2,500 feet. The TM-96 is powered by propane to heat water pumped from a storage tank or other water reserve. The system can deliver variable water temperature, pressure and volume. The American Society of Mechanical Engineers ("ASME") has certified that the TM-96 is built in full conformity with the ASME's current standards relating to the production of steam boilers and/or generators. As a result, the TM-96 is stamped and insured by the Hartford Company.

     The TM-96 is designed to stimulate marginal/stripper oil wells and increase production. The TM-96 directly injects steam down the casing of the well for a minimum of five to ten hours depending on the geological conditions of each reservoir. The thermal energy generated by the hot water and steam has several effects depending on the specific oil formation. In some cases, paraffin in the oil has over time built up near the well and blocked oil flow. In other cases, the oil is simply too heavy or viscous to move freely. The heat from the steam or hot water can unclog the wellbore of paraffin build-up and reduce the viscosity, thus allowing the reservoir oil to flow more readily and enhancing the oil production process.

     On or about July 19, 1999, the United States Patent Office approved a patent on the TM-96 for the Methods and Apparatus for Viscosity Reduction of Hydrocarbons in Oil Wells (United States Patent #5,979,549). The Company also received United States Patent #6,129,148 covering the TM-96 and subsequently obtained patent protection in 26 additional countries where the technology could be manufactured or utilized to assist in the recovery of oil from marginally producing oil wells.

The  TM-98  Portable  Thermo-Gas  Repressurizing  Unit

     The TM-98 is a portable thermal gas injector designed to inject thermal gases directly into an oil formation to repressurize the formation and to decrease the viscosity of the oil, thereby increasing production. The TM-98 can work alone or in conjunction with the TM-96 steam generator to improve oil production. The TM-98 will give the Company with the ability to service a number of wells on which steam may not be cost effective, i.e. those formations with high clay content or where water is not readily available.

     For those formations where steam is effective, the TM-98 should increase the efficiency of the TM-96 by increasing the gas pressurization in the formation, thereby assisting the oil flow. Typically, oil reservoirs contain natural gas. Until the use of natural gas became common throughout the United States, operators commonly burned natural gas in flares near producing wells or vented it into the atmosphere. As natural gas is flared or sold for household or industrial use, the reservoir pressure is depleted. A depletion of the reservoir pressure results in a decline in oil production as there is decreased displacement of the oil remaining in the reservoir. In order to stimulate the production of oil out of these formations, it is often necessary to restore the pressure in the formation through the injection of natural gas, carbon dioxide and water. The TM-98 is intended to repressurize the formation through the injection of inert flue gas. In addition, flue gas may easily be combined with steam or water injection to increase oil production and recovery.

      The Company has filed an application with the United States Patent Office seeking patent approval for the TM-98 (Method and Apparatus for Pressure Injection of Gases into Oil Formation). The patent application has been pending for 2 years.

MARKETING

     The availability of a market for oil and gas produced is dependent upon a number of factors beyond the Company's control, which cannot be accurately predicted. These factors include the proximity of wells to, and the available capacity of, natural gas pipelines, the extent of competitive domestic production and imports of oil and gas, the availability of other sources of energy, fluctuations in seasonal supply and demand, and governmental regulation. In addition, there is always the possibility that new legislation may be enacted which would impose price controls or additional taxes upon crude oil or natural gas, or both. In the event a productive gas well is completed in an area that is distant from existing gas pipelines, the Company may allow the well to remain "shut-in" until a pipeline is extended to the well or until additional wells are drilled to establish the existence of sufficient producing reserves to justify the cost of extending existing pipelines to the area. It appears that the United States is emerging from a period of oversupply of natural gas which has, and may still, cause delays, restrictions or reductions of natural gas production and which in the past has adversely affected gas prices. Oversupply of natural gas can be expected to recur from time to time and may result in depressed gas prices and in the gas producing wells of the Company being shut-in.

     Since the early 1970's the supply and market price for crude oil has been significantly affected by policies adopted by the member nations of OPEC. Members of OPEC establish among themselves prices and production quotas for petroleum products from time to time with the intent of manipulating the global supply and price levels for crude oil. In addition, Canada recently revised its laws affecting the exportation of natural gas to the United States. Mexico also continues to fine-tune its import/export policies. The oil and gas policies of the United States, Canada and Mexico are impacted by the Canadian/U.S. Free Trade Agreement, the General Agreement on Tariffs and Trade, and the North American Free Trade Agreement. These factors are expected to increase competition and may adversely affect the price of natural gas in certain areas of the United States. The Company is unable to predict the effect, if any, which OPEC, Canadian and Mexican policies, and emerging international trade doctrines will have on the amount of, or the prices received for, oil and natural gas produced and sold by the Company.

     The only purchaser of the Company's oil production, to date, is Cooperative Refining, LLC., and its predecessor Farmland Industries, Inc. Thus, it accounts for all of the Company's oil revenues. The Company has an ongoing agreement with Cooperative Refining, LLC, through its predecessor, Farmland Industries, whereby Cooperative Refining, LLC purchases the Company's crude oil production at the price of Koch's Oklahoma Sweet Posting plus an additional $1.40 based on the date of removal. The agreement was entered into in December 1998, for an initial term of six months and has been continuously renewed by the parties. The agreement is subject to a 30-day cancellation notice by either party. The Company has no reason to believe that the agreement will be cancelled by either party, although there can be no assurance of such. If the agreement is cancelled, the Company would sell its oil production at the posted price.

     The Company's gas production is sold primarily on the spot market or under market sensitive short-term agreements with two purchasers, Duke Energy Field Services, Inc. and Northern Osage Gas Association, LLC.

COMPETITION

     Competition in the acquisition of producing oil and gas properties and in the exploration and production of oil and gas is intense. In seeking to obtain desirable producing properties, new leases and exploration prospects, the Company faces competition from both major and independent oil and gas companies as well as from numerous individuals. Many of these competitors have financial and other resources substantially in excess of those available to the Company.

     Increases in worldwide energy production capability and decreases in energy consumption as a result of conservation efforts have brought about substantial surpluses in energy supplies in recent years. This, in turn, has resulted in substantial competition for markets historically served by domestic natural gas resources both with alternate sources of energy and among domestic gas suppliers. As a result, there have been reductions in oil and gas prices, widespread curtailment of gas production and delays in producing and marketing gas after it is discovered. Changes in government regulations relating to the production, transportation and marketing of natural gas have also resulted in significant changes in the historical marketing patterns of the industry. Generally, these changes have resulted in the abandonment by many pipelines of long-term contracts for the purchase of natural gas, the development by gas producers of their own marketing programs to take advantage of new regulations requiring pipelines to transport gas for regulated fees, and the emergence of various types of gas marketing companies and other aggregators of gas supplies.

     As a consequence, natural gas prices, which were once effectively determined by government regulation, are now largely established by market competition.

     Competitors of the Company in this market include other producers, gas pipelines and their affiliated marketing companies, independent marketers, and providers of alternate energy supplies.

     Competition in sale of TM-96. The Company faces competition from other companies that manufacture and sell steam generators for use in the oil industry. This competition includes Babcock and Wilcox and Studders Combustion Engineering. The generators manufactured and sold by these competing firms are larger (50,000,000 btu's), immobile and much more costly than the Company's TM-96 and are generally purchased only by the major oil companies due to the initial capital cost (over $1,000,000 per system), operating cost, pollution control cost (approximately $250,000 per year), and the recovery cost of steaming. The Company believes that the TM-96 measures favorably against these competing steam generators for the following reasons:

1. The TM-96 has a lower acquisition cost. Competing systems not only cost more for the steam generator, they also require substantial capital investment in the form of piping, pumps and other support infrastructure.

2. The TM-96 has a lower operating cost. The TM-96 does not require the use of scrubbers and can operate on any available water source including sea or produced water, greatly reducing the overall operating costs compared to other boiler systems.

3. The TM-96 burns "clean". The high efficiency of the combustion chamber, and the use of low-emission propane instead of diesel, permits the TM-96 to operate well within the strictest environmental guidelines.

4. The TM-96 is a portable system. Once a steam project is complete, the TM-96 can be deployed to another well or formation in about a day. Competing stationary steam generators must be abandoned once the wells stop responding to steam or rest idle in between steam cycles. The TM-96 is thus a more efficient deployment of capital assets.

     The Company is currently unaware of any competing seller of small, portable steam generators for use in recovery of secondary oil. The Company built and owns one TM-96 unit which is deployed in Oklahoma and has been actively used in the Company's oil production operations.

     Competition in sale of TM-98. The Company is unaware of any other entity that is marketing or selling any product that directly injects thermal gas into oil formations for the purpose of repressurizing the formation.

REGULATION

     The oil and gas industry is extensively regulated by federal, state and local authorities. Legislation affecting the oil and gas industry is under constant review for amendment or expansion. Numerous departments and agencies, both federal and state, have issued rules and regulations applicable to the oil and gas industry and its individual members, some of which carry substantial penalties for the failure to comply. The regulatory burden on the oil and gas industry increases its cost of doing business and, consequently, affects its profitability. Inasmuch as such laws and regulations are frequently amended or reinterpreted, the Company is unable to predict the future cost or impact of complying with such regulations. Currently, the Company's annual cost of complying with federal and state regulations is less than $20,000.

     Exploration and production. Exploration and production operations of the Company are subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells, and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilling and producing, and the plugging and abandoning of wells. The Company's operations are also subject to various conservation matters. These include the regulation of the size of drilling and spacing units or the density of wells that may be drilled, and the unitization or pooling of oil and gas properties or interests. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas, and impose certain requirements regarding the rate of production. The effect of these regulations is to limit the amounts of oil and gas the Company can produce from its wells, and to limit the number of wells or the locations at which the Company can drill.

     The state of Oklahoma has adopted rules under which it regulates the quantity of natural gas that may be produced within its borders. The stated rationale behind such rationing legislation is the conservation of natural resources, prevention of waste and protection of the correlative rights of oil and gas interest owners by limiting production to the available market. The Company does not believe these rules will materially affect its operations.

     Certain of the Company's oil and gas leases are granted by the federal government and administered by the Bureau of Indian Affairs (the "BIA"). Such leases require compliance with detailed federal regulations and orders, which regulate, among other matters, drilling and operations on these leases and calculation of royalty payments to the BIA. The Mineral Lands Leasing Act of 1920 places limitations on the number of acres under federal leases that may be owned in any one state. While the Company does not have a substantial federal lease acreage position in any state or in the aggregate, the Company does own interests in federal oil and gas leases which produce amounts of oil and gas material to the Company. The Mineral Lands Leasing Act of 1920 and related regulations also may restrict a corporation from holding title to federal onshore oil and gas leases if the stock of such corporation is owned by citizens of foreign countries that are not deemed reciprocal under such Act. Reciprocity depends, in large part, on whether the laws of the foreign jurisdiction discriminate against a United States person's ownership of rights to minerals in such jurisdiction. The purchase of shares in the Company by citizens of foreign countries who are not deemed to be reciprocal under such Act could have an impact on the Company's ownership of federal leases.

     The Company's operations are subject to extensive federal, state and local laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment. Permits are required for several of the Company's operations, and these permits are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, injunctions or both. It is possible that increasingly strict requirements will be imposed by environmental laws and enforcement policies. The Company is also subject to laws and regulations concerning occupational safety and health. It is not anticipated that the Company will be required in the near future to expend amounts that are material in the aggregate to the Company's overall operations by reason of environmental or occupational safety and health laws and regulations, but inasmuch as such laws and regulations are frequently changed, the Company is unable to predict the ultimate cost of compliance.

     Natural gas sales and transportation. Federal legislation and regulatory controls have historically affected the price of the gas produced by the Company and the manner in which such production is marketed. The transportation and sale for resale of gas in interstate commerce are regulated pursuant to the Natural Gas Act of 1938 (the "NGA") and the Natural Gas Policy Act of 1978 (the "NGPA") and Federal Energy Regulatory Commission ("FERC") regulations promulgate thereunder. Since 1978, maximum selling prices of certain categories of gas, whether sold in interstate or intrastate commerce, have been regulated pursuant to the NGPA. The NGPA established various categories of gas and provided for graduated deregulation of price controls of several categories of gas and the deregulation of sales of certain categories of gas. All price deregulation contemplated under the NGPA has already taken place.

TITLE  TO  PROPERTIES

     As is customary in the oil and gas industry, the Company performs a minimal title investigation before acquiring oil and gas properties, which generally consists of obtaining a title report from legal counsel covering title to the major properties and due diligence reviews of the remaining properties. The Company believes that it has satisfactory title to such properties in accordance with standards generally accepted in the oil and gas industry. A title opinion is obtained prior to the commencement of any drilling operations on such properties. The Company's properties are subject to customary royalty interests, liens incident to operating agreements, liens for current taxes and other burdens the Company believes do not materially interfere with the use of or affect the value of such properties.

OPERATIONAL  HAZARDS  AND  INSURANCE

     The operations of the Company are subject to all risks inherent in the exploration and production of oil and gas, which could result in damage or injury to, or destruction of, drilling rigs and equipment, formations, producing facilities or other property, or could result in personal injury, loss of life or pollution of the environment. Any such event could result in substantial expense to the Company that could have a material adverse effect upon the financial condition of the Company to the extent it is not fully insured against such risk. The Company carries insurance against certain of these risks but, in accordance with standard industry practice, the Company is not fully insured for all risks, either because such insurance is unavailable or because the Company has determined the cost to obtain insurance such coverage is prohibitive. Although operational risks and hazards may to some extent be minimized, no combination of experience, knowledge and scientific evaluation can eliminate the risk of investment or assure a profit to any company engaged in oil and gas operations.

EMPLOYEES

     The Company employs a total of five full time personnel at its offices in Redlands, California and three full time field employees in the state of Oklahoma. The Company also engages the services of 17 additional contract field personnel on an as needed basis. The Company believes its relations with its employees and contractors are excellent.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

     The Company uses the full-cost method of accounting for its oil and natural gas properties. Under this method, all acquisition, exploration and development costs, including certain general and administrative costs that are directly attributable to the Company's acquisition, exploration and development activities, are capitalized in a "full-cost pool" as incurred. The Company records depletion of its full-cost pool using the unit of production method. Investments in unproved properties are not subject to amortization until the proved reserves associated with the projects can be determined or until impaired. To the extent that capitalized costs subject to amortization in the full-cost pool (net of depletion, depreciation and amortization and related deferred taxes) exceed the present value (using a 10% discount rate) of estimated future net after-tax cash flows from proved oil and natural gas reserves, such excess costs are charged to operations. Once incurred, an impairment of oil and natural gas properties is not reversible at a later date. Impairment of oil and natural gas properties is assessed on a quarterly basis in conjunction with the Company's quarterly filings with the Commission.

     The factors which most significantly affect the Company's results of operations are (i) the sale prices of crude oil and natural gas, (ii) the level of oil and gas production, (iii) the level of lease operating expenses, and (iv) the level of capital improvements expended to bring wells on line. Total sales volumes and operating expenses are significantly impacted by the degree of success the Company experiences in its efforts to acquire oil and gas properties and its ability to maintain or increase production from existing oil and gas properties through its development and production enhancement activities.

     Relatively modest changes in either oil or gas prices significantly impact the Company's revenues and could significantly impact the Company's cash flow and ability to obtain financing. Prices received by the Company for sales of oil and natural gas have fluctuated significantly from period to period. The Company's ability to obtain additional capital on attractive terms is substantially dependent on oil and gas prices. Domestic spot oil prices have ranged from a high of approximately $40 per barrel in October 1991 to a low of approximately $10 per barrel in January 1999. The fluctuations in oil prices during these periods reflect market uncertainty regarding OPEC's ability to control the production of its member countries, as well as concerns related to the global supply and demand for crude oil. Following the end of the Gulf War in early 1991, crude oil prices experienced continued weakness, primarily as a result of OPEC's inability to maintain disciplined production quotas by member countries and the uncertainty associated with Iraq's return to the crude oil export market.

     On March 31, 2000 OPEC and the other oil producing nations met to re-examine production quotas that were set to reduce the large inventories of crude oil in the world marketplace. During that meeting they increased world production of crude oil by 1.5 million barrels per day above current production. This increase was made to stabilize escalating oil prices and energy cost. Since that event oil prices have again stabilized at approximately $26.00 per barrel according to U.S. prices. These factors continue to overhang the market and will create significant price volatility for the foreseeable future.

     Natural gas prices received by the Company fluctuate generally with changes in the spot market price for gas. Spot market gas prices have generally declined in recent years because of lower worldwide energy prices as well as excess deliverability of natural gas in the United States. However, natural gas prices have rebounded recently and appear to be poised for further strengthening. Domestic spot natural gas prices have ranged from a low of approximately $0.90 per Mcf in January 1992 to a high of approximately $4.44 per Mcf in December 1996, with a price of approximately $3.07 per Mcf at March 31, 2000. Environmental concerns coupled with recent increases in the use of natural gas to produce electricity have combined to improve prices. As part of continued deregulation of natural gas, U.S. pipelines have been made more accessible to both buyers and sellers of natural gas and, as a result, natural gas will be able to more effectively compete for market share with other end-use energy forms.

     The Company's principal source of operating cash flow is the production and sale of its crude oil and natural gas reserves, which are depleting assets. Cash flow from oil and gas sales depends upon the quantity of production and the price obtained for such production. An increase in prices permits the Company to finance its operations to a greater extent with internally generated funds. A decline in oil and gas prices reduces the cash flow generated by the Company's operations, which in turn reduces the funds available for further development of its oil properties, acquiring additional oil and gas properties and exploring for an developing new oil and gas reserves.

     In addition to the foregoing, the results of the Company's operations vary due to seasonal fluctuations in the sales prices and volumes of natural gas. In recent years, natural gas prices have been generally higher in the fall and winter. Due to these seasonal fluctuations, results of operations for individual annual and quarterly periods may not be indicative of results that may be realized on an annual basis.

Year  ended  March  31,  2000  compared  to  year  ended  March  31,  1999

     During the years ended March 31,2000 and 1999 the Company had revenues of $73,000 and $13,000, respectively, from oil and gas operations. For the years ended March 31, 2000 and 1999, the Company incurred $708,000 and $567,000 in expenses, respectively, and had net losses of $696,000 and $567,000. The Company expects losses on operations to continue until such time as cash flow from the oil and gas assets are achieved.

Capital  resources  and  liquidity

     As of March 31, 2000, the Company had cash and working capital of $62,000 to fund operations. During the years ended March 31, 2000 and 1999, the Company experienced negative operating cash flow of $538,000 and $508,000, respectively. The Company will need to borrow money or sell additional shares of its stock to fund operations. The Company has no assurance that it will accomplish either of these. The Company raised approximately $1.9 million subsequent to March 31, 2000 from the sale of convertible debentures. If the Company is not able to generate positive cash flow from operations, or is unable to secure adequate funding under acceptable terms, there is doubt that the company can continue as a going concern.

     The Company's capital requirements relate primarily to the acquisition of oil and gas properties and leasehold improvement of such properties. In general, because the Company's oil and gas reserves are depleted by production, the success of its business strategy is dependent upon a continuous acquisition and exploration and development program.

     The domestic spot price for crude oil has ranged from $10.00 to $40.00 per barrel over the past ten years. To the extent that crude oil prices continue fluctuating in this manner, the Company expects material fluctuations in revenues from quarter to quarter which, in turn, could adversely affect the Company's ability to timely service its debt to its principal banks and fund its ongoing operations and could, under certain circumstances, require a write-down of the book value of the Company's oil and gas reserves.

     Since the Company is engaged in the business of acquiring producing oil and gas properties, from time to time it acquires certain non-strategic and marginal properties in some of its purchases. A portion of the Company's on-going profitability may be related to the disposition of these non-strategic properties in the future. In most cases the revenue from these properties will be insignificant and in many cases not exceed the lease operating expense.

Capital  expenditures

     The timing of most of the Company's capital expenditures is discretionary. Currently there are no material long-term commitments associated with the Company's capital expenditure plans. Consequently, the Company has a significant degree of flexibility to adjust the level of such expenditures as circumstances warrant. The Company primarily uses internally generated cash flow and proceeds from the sale of oil and gas properties to fund capital expenditures, other than significant acquisitions, and to fund its working capital needs. If the Company's internally generated cash flows should be insufficient to meet its debt service or other obligations, the Company may reduce the level of discretionary capital expenditures or increase the sale of non-strategic oil and gas properties in order to meet such obligations. The level of the Company's capital expenditures will vary in future periods depending on energy market conditions and other related economic factors. Management has forecasted the expenditure of $1.5 million during fiscal 2002 to upgrade its existing oil and gas leases and purchase additional reserves and recovery equipment.

     Substantially all of the Company's capital expenditures have been made to acquire oil and gas properties. The Company's strategy is to continue to expand its reserve base principally through acquisitions of producing oil and gas properties. As a result, it is likely that capital expenditures will exceed cash provided by operating activities in years where significant growth occurs in the Company's oil and gas reserve base. In such cases, additional external financing will be required.

     The Company intends to continue its practice of reserve replacement and growth through the acquisition of producing oil and gas properties, although at this time it is unable to predict the number and size of such acquisitions, if any, which will be completed. The Company's ability to finance its oil and gas acquisitions is determined by its cash flow from operations and available sources of debt and equity financing.

     Seasonality. The results of operations of the Company are somewhat seasonal due to seasonal fluctuations in the price for crude oil and natural gas. Recently, crude oil prices have been generally higher in the third calendar quarter and natural gas prices have been generally higher in the first calendar quarter. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of results, which may be realized on an annual basis.

     Inflation and prices. In recent years, inflation has not had a significant impact on the Company's operations or financial condition. The generally downward pressure on oil and gas prices during most of such periods has been accompanied by a corresponding downward pressure on costs incurred to acquire, develop and operate oil and gas properties as well as the costs of drilling and completing wells on properties.

OIL  AND  GAS  PROPERTIES

     All of the Company's oil and gas properties, reserves and activities are located onshore in the continental United States in the states of Kansas and Oklahoma. There are no quantities of oil or gas produced by the Company subject to long-term supply or similar agreements with foreign governmental authorities.

     Oil  and  gas  reserves.  The  Company  owns  an  interest  in 55 oil wells contained on 960 acres through a joint venture. The Company also owns 256 oil and gas wells on over 7,800 acres of land. Collectively, these oil and gas assets comprise an estimated 67.1 million barrels of unproven, undeveloped crude oil and an un-estimated quantity of natural gas. As of January 29, 2002, the Company was producing oil or oil and gas on 73 of these wells. See above for a detailed description of the Company's oil and gas assets. Productive wells consist of producing wells and wells capable of production, including gas wells awaiting pipeline connections to commence deliveries and oil wells awaiting connection to production facilities. Wells, which are completed in more than one producing horizon, are counted as one well. Of the gross wells reported above, nine had multiple completions. The Company's estimate of reserves is based entirely on a report prepared by an independent geologist who has examined the Company's assets and is not intended to represent an estimation of recoverable crude oil since the economic recoverability of the Company's reserves has not be determined.

     Rule 4-10 (a)(2)(ii) of Regulation S-X states that reserves to be produced through improved recovery techniques (including fluid and steam injection) may only be considered "proven" when accompanied by a successful testing of a pilot project or the operation of an installed program in the reservoir. While the Company currently operates and extracts a limited amount of oil and gas from its properties, it has not yet obtained adequate data on its leasehold improvement campaign to meet the requirements of Regulation S-X for classifying its reserves as "proven." The Company has therefore classified its oil and gas assets as unproven and undeveloped since the amount of oil and gas that can reasonably and economically be extracted in future periods cannot be determined in accordance with the provisions of Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities."

     Estimates of the Company's proved reserves have never been filed or included in reports to any federal authority or agency.

     Production, unit prices and costs. The following table set forth information with respect to production and average unit prices and costs for the periods indicated.

                                                  YEAR  ENDED  MARCH  31,
                                                  1999               2000
                                                  ----               ----
Total  Oil  Production  (bbls)                    1,636              3,206
Avg.  Price  per  Barrel                         $11.32             $22.15
Total  Gas  Production  (mcf)                       0                 311
Avg.  Price  per  Mcf                              N/A               $0.79
Total  Production  Costs  (1)                    $53,000            $32,000
Avg.  Cost  per  BOE                              $32.40             $9.10


     (1) The components of production costs may vary substantially among wells depending on the methods of recovery employed and other factors, but generally include production taxes, lease overhead, labor and utilities. Maintenance and repair on leases is capitalized as prepaid oil production expenses.

     Drilling activity. Since its inception, the company has not drilled or participated in the drilling of any exploratory or development wells. To the extent the company engages in drilling activities in the future, all such activities will be conducted with independent contractors. The company currently owns no drilling equipment.

OFFICE  FACILITIES

     The Company rents approximately 4,400 square feet of office and warehouse space in Redlands, California, where its executive offices are located, for $3,850 per month. The Company believes this facility is adequate for its present requirements. The Company owns no material real estate properties other than its oil and gas properties.

DESCRIPTION  OF  SECURITIES

     As of January 31, 2002, the authorized capital stock of the Company consisted of 250,000,000 shares of common stock, no par value per share ("Common Stock"), and 25,000,000 shares of Preferred Stock, no par value per share ("Preferred Stock"), of which 249,307,262 shares of common stock and 8,000,000 shares of preferred stock were issued and outstanding.

     As of March 31, 2000, the authorized capital stock of the Company consisted of 75,000,000 shares of common stock, no par value per share ("Common Stock"), and 10,000,000 shares of Preferred Stock, no par value per share ("Preferred Stock"), of which 19,670,626 shares of common stock and 1,000,000 shares of its preferred stock were issued and outstanding. See Notes 3 and 9 in the accompanying financial statements for a detailed review of stock transactions and rollforward.

     The following description of certain matters relating to the capital stock of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and Bylaws, copies of which have been filed with the Securities and Exchange Commission as exhibits to this Form 8-K12(g)3/A.

     Common stock. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available, subject to the preferential right to receive dividends with respect to any Preferred Stock that from time to time may be outstanding. In the event of the dissolution, liquidation or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities of the Company and subject to the prior distribution rights of the holders of any Preferred Stock that may be outstanding at that time. The holders of common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. All outstanding shares of common stock are fully paid and nonassessable.

     Preferred stock. The Company's articles of incorporation authorize the issuance of up to 25,000,000 shares of Preferred Stock, no par value per share. The Company's Board of Directors is vested with the authority to divide the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada. The Board of Directors may establish, among other things, (a) the number of shares to constitute such series and the distinctive designations thereof; (b) the rate and preference of dividends, if any, the time and payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (c) whether shares of Preferred Stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (d) the liquidation preferences payable on the Preferred Stock in the event of involuntary or voluntary liquidation; (e) sinking fund or other provisions, if any, for redemption or purchase of Preferred Stock; (f) the terms and conditions by which Preferred Stock may be converted, if the Preferred Stock of any series are issued with the privilege of conversion; (g) voting rights, if any and; (h) any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares in any series theretofore authorized and any limitation or restriction or rights or powers to which shares of any future series shall be subject.

     The Company has 8,000,000 shares of outstanding Preferred Stock as of January 31, 2002, of which 4,000,000 shares have ten to one voting power and 4,000,000 shares have 100 to one voting, giving the preferred stock the voting power of 440,000,000 shares of common stock. As of March 31, 2000, there were 1,000,000 shares of preferred stock outstanding with ten to one voting rights. All of the Company's preferred stock is held by Wave Technology, Inc. The preferred shares do not bear interest, are non-convertible, and are not entitled to receive any dividends.

     Stockholder action. Pursuant to the Company's certificate of incorporation, with respect to any act or action required of or by the holders of the Company's common stock, the affirmative vote of the holders of a majority of the issued and outstanding common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

     The bylaws of the Company provides that shareholders may take certain action without the holding of a meeting by written consent or consents signed by the holders of a majority of the outstanding shares of the capital stock of the company entitled to vote thereon. Prompt notice of the taking of any action without a meeting by less than unanimous consent of the stockholders will be given to those stockholders who do not consent in writing to the action. The purposes of these provisions are to facilitate action by stockholders and to reduce the corporate expense associated with annual and special meetings of stockholders. Pursuant to rules and regulations of the commission, if stockholder action is taken by written consent, the Company will be required to send each stockholder entitled to vote on the matter acted on, but whose consent was not solicited, an information statement containing information substantially similar to that which would have been contained in a proxy statement.

     Certain effects of authorized but unissued stock. The Company's authorized but unissued capital stock consists of 692,738 shares of common stock and 17,000,000 shares of Preferred Stock as of January 31, 2002. One of the effects of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private offerings or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, the Company's Certificate of Incorporation grants the board of Directors broad power to establish the rights and preferences of the authorized and unissued shares of Preferred Stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert shares of Preferred Stock into a larger number of shares of common stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover. The issuance of shares of Preferred Stock pursuant to the Board's authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock, and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law.

     Price range of common stock and dividend policy. From the commencement of trading on April 1, 1998, the Company's Common Stock has traded under the symbol, "USCR." The stock is ineligible for quotation on the OTC Bulletin Board operated by the National Association of Securities Dealers ("NASD") due to the Company's delinquent filing status under the Securities and Exchange Act of 1934. Quotations on the Company's common stock are available in the form of the "electronic pink sheets" of the National Quotation Bureau, until such time as the Company's filings with under the Act are brought current and the Company applies for and receives clearance to resume trading on the Bulletin Board.

     The following table sets forth the range of high ask and low bid prices for the Company's common stock on a quarterly basis since the commencement of trading in April 1998, as reported by the National Quotation Burea (which reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions). The foregoing and following information should not be taken as an indication of the existence of an established public trading market for the Company's common stock.

                                                       COMMON STOCK

                                                High  Ask          Low  Bid
                                                ---------          --------
Quarter  ended  June  30,  1998                   $3.25              $3.00
Quarter  ended  September 30, 1998                $2.50              $2.45
Quarter  ended  December  31, 1998                $3.00              $1.40
Quarter  ended  March  30,  1999                  $1.25              $0.80
Quarter  ended  June  30,  1999                   $1.00              $0.50
Quarter  ended  March  31,  2000                  $1.35              $0.85

     Holders. As of March 31, 2000, the approximate number of holders of record of the Company's common stock was 640. This includes brokerage firms and/or clearing firm holding the Company's stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder). The Company estimates that there were an additional 200 stockholders who own the stock in "street name"; however, there can be no assurance that this is accurate. As of January 29, 2002, the Company estimates that there are 750 holders of record and an additional 3,000 holders in "street name."

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     None.

ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP

     None.

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     In June 2000, the Company engaged Kenneth E. Walsh as its independent certified public accountant and auditor of the Company. The decision to change accounts was approved by the Board of Directors of the Company.

     The audit report of the prior auditors, Cominsky & Company, on the financial statements of Cypress Capital as of December 1, 1999 and the related statements of operations, shareholders' equity and cash flows for the initial period from inception (November 3, 1999 to December 1, 1999 (the "Audit Period") did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles, except the reports were modified to include an explanatory paragraph wherein they expressed substantial doubt about the Company's ability to continue as a going concern. During the Audit Period, and during the period up to appointing Kenneth Walsh as the new accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report. U.S. Crude has provided a copy of this disclosure to its former accountants, and U.S. Crude requested that the former accountants furnish them with letters addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree.

ITEM  5.     OTHER  EVENTS

     None.

ITEM  6.     RESIGNATION  AND  APPOINTMENT  OF  OFFICERS  AND  DIRECTORS

     The following table sets forth the executive officers and directors of the Company.

NAME                         AGE              POSITION
----                         ---              --------
Anthony  K.  Miller          43               President  and  Director
Catherine  Njie,  PhD        52               Secretary  and  Treasurer
Dr.  Thomas  E.  Hobson      39               Director
Thomas  Meeks                69               Director

     Anthony K. Miller. Upon the Company's incorporation in May 1996, Mr. Miller was assigned by Wave Technology, Inc. ("Wave Tech"), where he served as Vice President, to serve as the Company's President. Since that time, Mr. Miller has devoted substantially all of his business time to the Company's interests. Mr. Miller's duties include overseeing the Company's acquisition of oil properties by retaining licensed geologists to assist the Company's directors in analyzing prospective wells for possible acquisition, the negotiation of oil leases with owners and/or tribal representatives, directing the Company's efforts to acquire, market and sell the TM-96 and TM-98 to independent and major oil companies. As Vice-President of Wave-Tech, Mr. Miller's duties included the development and implementation of a business plan, development and preparation of project proposals for submission to funding sources, research and preparation of documents and reports relating to various projects, and management of daily operations. From 1988 through 1991, Mr. Miller served in various positions for Marshall Aluminum Products, a manufacturer of completed windows with annual revenues of approximately $10 million. Mr. Miller's positions included asset recovery controller, inventory planner/buyer and quality control inspector/production supervisor. Mr. Miller was responsible for managing an inventory with an average value of $100,000 a month, maintaining quality control and supervising production crews. In 1978, Mr. Miller received his Bachelor of Arts degree in Business Administration from the California State University at
Long Beach. Mr. Miller obtained a Masters of Business Administration from Columbia State University in 1998 and Harrington University MBA Business Ethics in 1999.

     Catherine Njie, PhD. Dr. Njie has been the secretary/treasurer of the Company since its incorporation in 1996. She also is a distinguished professor of social science and sociocultural studies at Wesleyan College. Prior to joining Wesleyan College, Dr. Njie was an assistant professor of sociology at Mercer University and also served as the Executive Director of the Mayor's Youth Violence Prevention Task Force in Macon, Georgia. She holds a Ph.D. in Jungian Psychology from Emory University and has a long career of social work specializing on women and children's issues. Dr. Njie is widely published and has been awarded numerous honors for her lifelong career dedicated to improving human conditions and understanding.

     Thomas E. Hobson, JD. Mr. Hobson has served on the Board of Directors for the Company since its incorporation in 1996. Mr. Hobson is Manager of Alliance Marketing for California Federal Bank where he is responsible for the development, execution and management of strategic partnerships that create positive brand awareness, provide strong "shared" brand equity and generate incremental revenue. Mr. Hobson is also an Advisory Board Member for the Los Angeles Sports and Entertainment Commission. Previously, Mr. Hobson was the Director of Consumer Products and Services for Sempra Energy Solutions ("Sempra"), the retail marketing arm of Sempra Energy, a Fortune 500 energy services holding company with $10 billion in assets. At Sempra, Mr. Hobson has overall responsibility for all of Sempra's consumer-related in-home products and services. Previously, as Director of Operations for Sempra, Mr. Hobson oversaw the development and enhancement of Sempra's retail operations infrastructure and managed a staff of 25 people and controlled an annual operating budget of $1.2 million. Prior to joining Sempra, Mr. Hobson was with the Southern California Gas Company ("SCGC") from 1981 to 1996. Mr. Hobson started at the SCGC as an Energy Sales Engineer and steadily advanced over the years through a series of progressively responsible assignments including Industrial Market Specialist, Research Project Engineer, Market Development Project Engineer, Customer Service Manager and Special Project Manager. As a Special Project Manager, Mr. Hobson was responsible for identifying and assessing the value and ability of SCGC's assets and resources to support new products and services in the era of energy deregulation. In this capacity, Mr. Hobson headed a team whose mission it was to generate revenue through the leveraging of SCGC's assets and resources. In 1981, Mr. Hobson received his Bachelor of Science Degree in Civil Engineering from United States International University and his Juris Doctorate degree in 1995 from the Southwestern University School of Law. In addition, Mr. Hobson attended University of Michigan's Executive Education Training in April 1996, studying Business-to-Business Marketing Strategies.

     Thomas Meeks. Mr. Meeks is the inventor of the Company's steam generating technology and currently serves as a consultant and director of the Company. Mr. Meeks is an inventor with thirty years' experience inventing oil recovery technologies. From 1976 to 1983, Mr. Meeks served as Vice-President of Engineering for M.C.R. Oil Recovery International, Inc. ("MCR"), a company formed for the purpose of developing a prototype down-hole steam generator. In January 1980, MCR entered into a joint venture with Sullair Corporation, a compressor company based in Indiana. From 1980 to 1982, Mr. Meeks served as theVice-President of Engineering for Sullair Petrosteam ("Petrosteam"), the entity formed by the joint venture for the purpose of developing and surface and down-hole testing of Mr. Meeks' indirect low pressure down-hole steam generator, a 15,000,000 BTU unit. In November 1980, Petrosteam, under Mr. Meeks' direction, successfully completed and tested the "world's first" down-hole steam generator. From 1982 to 1983, Mr. Meeks served as a technical consultant to Petrosteam. In 1983, Mr. Meeks became Vice-President of Engineering for Pharoahs Industries of Beverly Hills, California, a company formed to research and develop petrochemical and other energy related technologies. In February 1984 Pharoah's Industries was acquired by King Solomon Resources of Vancouver, British Columbia, a publicly-traded Canadian company. Mr. Meeks served as Vice President of Engineering for King Solomon until 1986, when he formed Wave Technology, Inc. ("Wave-Tech"). Since 1986, Mr. Meeks has served as President and Director of Engineering for Wave Tech, a research and development company focusing on energy related technologies for use in the oil industry to assist in the recovery of heavy oil and tar sands. Mr. Meeks has been awarded 10 patents in the United States and 108 international patents

                    SUMMARY COMPENSATION TABLE OF EXECUTIVES
                    ----------------------------------------

                                                                          STOCK
NAME & POSITION     YEAR         SALARY     BONUS          OTHER          AWARDS
---------------     ----         ------     -----          -----          ------
Anthony  Miller,
President,  CEO     1999        $76,000      --             --              --
                    2000        $84,000      --             --              --


           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
           -----------------------------------------------------------

     The following table sets forth the name of each beneficial owner of more than five percent of the Company's Common Stock known to the Company, by each director of the Company, by each named executive officer, and by all directors and executive officers as a group, the number of shares beneficially owned by such persons as of January 31, 2002 and the percent of the class so owned. Each person named in the table has sole investment and sole voting power with respect to the shares of Common Stock set forth opposite his name, except as otherwise indicated. All shares are directly owned or are held for the stockholder in street name, except as otherwise indicated.

                                      NAME  OF                     AMOUNT  AND  NATURE OF     PERCENT OF CLASS
TITLE  OF  CLASS                 BENEFICIAL  OWNER                 BENEFICIAL  OWNERSHIP        OUTSTANDING
----------------                 -----------------                 ---------------------      ----------------

Common Stock No Par Value          Anthony  Miller
                                   President,  CEO  (2)                   850,000                     *

                                   Thomas Meeks, Chairman (3,4)         1,350,000

                                   Catherine  Njie,  Secretary
                                   Treasurer,  Director (1)               400,500                     *

                                   Thomas  Hobson,  Director  (1)         650,000                     *

                                   Wave  Technologies,  Inc.  (4)       3,585,000                     1.6%

Series  A  Preferred Stock         Wave Technologies, Inc. (4, 5)       4,000,000                     100%

Series  B  Preferred Stock         Wave Technologies, Inc. (4, 6)       4,000,000                     100%

Common  Stock,  all  officers
and  directors  as  a  group                                            6,835,500                       3%

Voting  Control  (including  Preferred  Stock),  all
Officers  and  Directors  as  a group                                 446,835,500                    66.2%


(1)     Consists  entirely  of  currently  exercisable  stock  options
(2)     Includes  400,000  currently  exercisable  stock  options.
(3)     Includes  1,000,000  currently  exercisable  stock  options.
(4) Thomas Meeks is deemed to be the beneficial owner of all stock held by Wave Technologies, Inc.
(5)     Series  A  Preferred  Stock  has  10:1  voting  rights.
(6)     Series  B  Preferred  Stock  has  100:1  voting  rights.

*       Represents  less  than  1%

ITEM  7.     FINANCIAL  STATEMENTS,  PRO-FORMA  FINANCIALS,  &  EXHIBITS

     Audited financial statements for U.S. Crude, Ltd. for the years ended March 31, 2000 and 1999 and unaudited pro-forma financial statements reflecting the merger with Cypress Capital, Inc. for the years ended March 31, 2000 and 1999, are filed herewith.

     Exhibits  -

     2.2  -  Articles  of  Merger
     2.3  -  Certificate  of  Ownership
     2.4  -  Certificate  of  Name  Change
     3.1  -  Articles  of  Incorporation  of  U.S.  Crude,  Ltd.
     3.2  -  Bylaws  of  U.S.  Crude,  Ltd.
     10.1 -  Share  Purchase  Agreement
     10.2 -  Joint  Venture  Agreement

ITEM  8.     CHANGE  IN  FISCAL  YEAR

     Prior to merger, Cypress Capital maintained a fiscal year ending on December 1, while U.S. Crude had a fiscal year ending March 31. For ease of accounting and reporting purposes, the Company has elected to change its fiscal year end to March 31. The accompanying financial statements have been prepared with a March 31 year end.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     January  31,  2002                    U.S.  Crude,  Ltd.

                                                By:/s/Anthony  Miller
                                                President

                                U.S. CRUDE, LTD.
                          INDEX TO FINANCIAL STATEMENTS

                                                                PAGE

Report  of  Independent  Public  Accountant                      F-2

Balance  Sheet  as  of  March  31,  2000                         F-3

Statement  of  Operations  for  the  years  ended
March  31,  2000  and  1999                                      F-4

Statement  of  Stockholders'  Equity  for  the
years  ended  March  31,  2000  and  1999                        F-5

Statements  of  Cash  Flows  for  the  years  ended
March  31,  2000  and  1999                                      F-6

Notes  to  Financial  Statements                                 F-7

INDEPENDENT  AUDITOR'S  REPORT

To  the  Board  of  Directors
U.S.  Crude  LTD.  &  Subsidiary

I have audited the accompanying Balance Sheets of U.S. Crude LTD. (a California corporation) as of March 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S Crude LTD. as of March 31, 2000, and the results of its operations and cash flows for the years ended March 31, 2000 and 1999 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited capital resources, and has incurred accumulated losses of $1,373,000 as of March 31, 2000. This raises "substantial doubt" about the Company's ability to continue as a going concern. Management's plan in regard to this matter is described in Note 2. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.





/s/  Kenneth  E.  Walsh

Certified  Public  Accountant
January 31, 2002, except as to Note 7, which is as of January 31, 2002 Torrance, California

                                 U.S. CRUDE, LTD.
                                  BALANCE SHEET


                                     ASSETS
                                                                    MARCH  31,
                                                                       2000
                                                                       ----
Current  assets:
  Cash  and  cash  equivalents                                  $    62,000
                                                                     ------
      Total  current  assets                                         62,000


 Oil  and  gas  properties,  net  (Note  1)                       1,387,000
  License  agreements,  net  (Notes  1  and  6)                     966,000
  Property  and  equipment,  net  (Note  1)                         500,000
                                                                    -------
     Total  other  assets                                         2,853,000
                                                                  ---------

                                                                  2,915,000
                                                                  =========


                   LIABILITIES  AND  STOCKHOLDERS'  EQUITY


  Notes  payable  (Note  2)                                     $   729,000
                                                                    -------
          Total  liabilities                                        729,000

Commitments  and  Contingencies  (Note  2)

Stockholders'  equity  (Note  4):
  Common  stock  -  no  par  value;  75,000,000  shares
    authorized, 19,568,181 shares issued and outstanding          0,225,000
  Preferred  stock  -  no  par  value;  10,000,000  shares
    authorized,  1,000,000  shares  issued  and  outstanding        310,000
  Accumulated  deficit                                           (8,349,000)
                                                                  ---------
     Total  stockholders'  equity                                 2,186,000
                                                                  ---------

                                                                 $2,915,000
                                                                 ==========

                   See  Notes  to  Financial  Statements

                                U.S. CRUDE, LTD.
                          STATEMENTS OF OPERATIONS AND
                               COMPREHENSIVE LOSS



                                               FOR  THE  YEAR  ENDED  MARCH  31,
                                               ---------------------------------

                                                   2000                 1999
                                                   ----                 ----

Net  revenues                                    $73,000           $   13,000

Oil  production  expenses                         32,000               13,000
General  and  administrative  expenses           716,000              567,000
                                                 -------              -------


Loss  from  operations                          (675,000)            (567,000)

Other:
 Interest  expense                               (33,000)
 Interest  income                                 12,000              ______
                                                  ------

Net  loss                                       (696,000)            (567,000)

Other  comprehensive  income  (loss)-

Comprehensive  loss                            $(696,000)           $(567,000)
                                                =========            =========

Basic  and  diluted  net  loss  per  share        $(0.04)              $(0.06)
                                                   ======               ======

Basic  and  dilutive  weighted  average
  common  shares  outstanding                 15,580,096            9,357,136


                     See  Notes  to  Financial  Statements

                                U.S. CRUDE, LTD.
                       STATEMENTS OF STOCKHOLDERS' EQUITY




                               COMMON  STOCK                PREFERRED  STOCK             ACCUMULATED
                               -------------                ----------------               DEFICIT            TOTAL
                         SHARES               AMOUNT       SHARES            AMOUNT      -----------          -----
                         ------               ------       ------            ------


Balance  at
March 31, 1998         7,122,260            $867,000     1,000,000          $310,000      $(110,000)        $1,067,000


Net loss for the
year                                                                                       (567,000)          (567,000)


Stock issued to
acquire  U.S.
Thermo  Tech           3,738,000           7,476,000                                     (6,976,000)           500,000

Stock issued on
conversion of
debentures               731,751           1,181,000
                         -------           ---------                                                         1,181,000
                                                                                                             ---------
Balance  at
March 31, 1999        11,592,011          $9,524,000     1,000,000          $310,000    $(7,653,000)        $2,181,000


Net loss for the year                                                                      (696,000)          (696,000)

Stock  issued on
conversion of
debentures             7,976,170             701,000                                                           701,000
                       ---------             -------                                                           -------

Balance  at
March 31, 2000        19,568,181         $10,225,000     1,000,000          $310,000    $(8,349,000)        $2,186,000
                      ==========         ===========     =========          ========    ============        ==========


                              See  Notes  to  Financial  Statements

                        U.S. CRUDE, LTD.
                    STATEMENTS OF CASH FLOWS

                                                                                      FOR  THE  YEAR  ENDED  MARCH  31,
                                                                                      ---------------------------------

                                                                                          2000                  1999
                                                                                          ----                  ----
Cash  flows  from  operating  activities:
     Net  loss                                                                         $(696,000)            $(567,000)
     Adjustments  to  reconcile  net  loss  to  net  cash
     used  in  operating  activities:
         Depreciation  and  depletion                                                    158,000                59,000
                                                                                         -------                ------
         Net  cash  used  in  operating  activities                                     (538,000)             (508,000)
                                                                                        --------              --------

Cash  flows  from  investing  activities:
    Capital  expenditures                                                                (57,000)              (37,000)
    Prepaid  oil  production  costs                                                     (260,000)             (466,000)
    Purchase  of  license  agreements                                                    (50,000)             (416,000)
                                                                                         -------              --------
     Net  cash  used  in  investing  activities                                         (367,000)             (919,000)
                                                                                         -------               -------

Cash  flows  from  financing  activities  -
     Proceeds  from  issuance  of  note  payable                                           --                  450,000
     Proceeds  from  issuance  of  debenture  payable                                    701,000             1,181,000
                                                                                         -------             ---------
     Net  cash  provided  by  financing  activities                                      701,000             1,631,000
                                                                                         -------             ---------

Net  (decrease)  increase in cash and cash equivalents                                  (204,000)              204,000
                                                                                         -------               -------

Cash  and  cash  equivalents  at  beginning  of  year                                    266,000                62,000
                                                                                         -------                ------

Cash  and  cash  equivalents  at  end  of  year                                          $62,000              $266,000
                                                                                         =======              ========


Non-cash  activities:
    Oil  leases  acquired  through  debt  issuance                                      $240,000                 --
    Equipment  acquired  through  debt  issuance                                         $38,000                 --
    Stock  issued  to  acquire  assets  of  U.S.  Thermo-Tech                               --              $7,476,000
    Stock  issued  on  conversion of debenture payable                                      --               1,181,000


                               See Notes to Financial Statements

                          U.S. CRUDE LTD. & SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS


NOTE  1  -  NATURE  OF  OPERATIONS  AND  SIGNIFICANT  ACCOUNTING  POLICIES:

U.S. CRUDE LTD. ("The Company) was incorporated in California on May 22, 1996. The Company's primary business is to utilize its proprietary portable steam generator technology to stimulate oil production in marginally producing wells. On July 27, 1998, the Company entered into a merger with U.S. Thermo-Tech, Inc. U.S. Thermo-Tech, Inc. was incorporated on May 8, 1997 to utilize its patent pending thermal gas injector system (the "TM-98") to rekindle marginally producing oil wells. The merger was accounted for using the pooling of interest method of accounting wherein the income statements are combined for all periods presented. As a result of the merger with U.S. Thermo-Tech, the Company recorded a one-time charge of $6,976,000 to accumulated deficit representing the difference between the book value of the assets of U.S. Thermo-Tech ($500,000) and the value of the consideration given in the merger (See Note 3).

Since inception, the Company's efforts have been devoted to the acquisition of oil and gas properties, the improvement of its oil and gas leases, and raising capital. The Company began oil production in January of 1999. As of March 31, 2000 the Company has incurred net operating losses since inception of $1,373,000 and does not have sufficient working capital to fund its planned operations during the next twelve months. Although sufficient funds are available to meet general and administrative expenses, additional funding will be required to complete the Company's expansion plans. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. In order to meet the Company's continued financial needs, management of the Company intends to raise working capital through the sale of common stock or other financings.

In January 1997, the Company also acquired a 49% interest in 54 oil producing properties encompassing 960 acres in Oklahoma through a joint venture with Crude Oil Recovery, a California corporation. All revenue produced through this venture has been retained by the joint venture to build up the infrastructure of the properties. The acquired oil properties have an estimated 2.7 million barrels of unproven reserves. During the two years ended March 31, 2000, Crude Oil Recovery generated revenues of $95,000 on 5,714 total barrels of oil produced. Such revenue was retained by the joint venture.

The Company owns the rights to market, sell and utilize certain proprietary and patented oil recovery equipment; namely, the TM-96 portable steam generator and the TM-98 portable gas injection system. Each of these technologies was developed by Wave Technology, a privately-held company that controls a majority of the Company's voting stock. The Company currently uses the TM-96 and TM-98 technologies for in-house oil production, but plans to market these products to third party oil producers in the near future.

CASH  AND  CASH  EQUIVALENTS

The Company considers all highly liquid investments maturing in three months or less at the date of purchase to be cash equivalents.

PROPERTY  AND  EQUIPMENT

Oil  and  Gas  Properties
-------------------------

The Company uses the full-cost method of accounting for its oil and natural gas properties. Under this method, all acquisition, exploration and development costs, including certain general and administrative costs that are directly attributable to the Company's acquisition, exploration and development activities, are capitalized in a "full-cost pool" as incurred. The Company records depletion of its full-cost pool using the unit of production method. Investments in unproved properties are not subject to amortization until the proved reserves associated with the projects can be determined or until impaired. To the extent that capitalized costs subject to amortization in the full-cost pool (net of depletion, depreciation and amortization and related deferred taxes) exceed the present value (using a 10% discount rate) of estimated future net after-tax cash flows from proved oil and natural gas reserves, such excess costs are charged to operations. Once incurred, an impairment of oil and natural gas properties is not reversible at a later date. Impairment of oil and natural gas properties is assessed on a quarterly basis in conjunction with the Company's quarterly filings with the Commission.

The Company has 27 different lease contracts outstanding (excluding leases owned or controlled by Crude Oil Recovery). These leases cover 8,700 acres of land and 300 oil and natural gas wells. The Company acquired these leases for approximately $162,000 and has expended an additional $1,225,000 improving the leases. All of the leases are "perpetual" leases (meaning they last until the oil and natural gas dry up and the wells are abandoned). The Company has a current certified reserve report stating the leases have approximately 76,630,908 barrel of unproven, undeveloped oil reserves

Other  Property  and  Equipment
-------------------------------
Support equipment and facilities (well jacks, well casings, etc.) are depreciated using the unit-of-production method based on total reserves of the field related to the support equipment and facilities.

Other property and equipment and leasehold improvements are depreciated principally on a straight-line basis over estimated useful lives ranging from 5 years for trucks to 7 years for machinery and equipment. Repairs and maintenance are expensed as incurred, and renewals and improvements are capitalized.

EFFECT  OF  RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB"), issued Statement of Financial Accounting Standards No. 133; "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133"). SFAS No. 133 (as amended by SFAS No. 137) requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The Company does not presently enter into any transactions involving derivative financial instruments and, does not anticipate the new standard will have any effect on its financial statements for the foreseeable future.

In March 2000, the FASB issued Financial Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion 25." Interpretation No. 44 is effective July 1, 2000. Interpretation No. 44 clarifies the application of Accounting Principles Board ("APB") Opinion 25 for various matters, specifically: the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequence of various modifications to the terms of a previously fixed stock option or award; and the accounting for an exchange of stock compensation awards in a business combination. Management does not believe that the adoption of Interpretation No. 44 will have a material impact on its financial position or results of operations.

In March 2000, the FASB's Emerging Issue Task Force ("EITF") reached a consensus on EITF 00-2, "Accounting for Web Site Development Costs." EITF 00-2 discusses how an entity should account for costs incurred to develop a web site. The EITF is effective in the first quarter of fiscal 2001. Management does not believe that the adoption of EITF 00-2 will have a material impact on the Company's financial position or results of operations.

In December 1999, The Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements." The SAB summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB 101B, which delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company believes that its revenue recognition practices are in conformity with the guidelines in SAB 101, as revised.

COMPREHENSIVE  INCOME

In June 1997 the Financial Accounting Standards Board ("FASB"), issued Statement of Financial Accounting Standards No. 130; "Reporting Comprehensive Income," ("SFAS No. 130"). SFAS No. 130 requires companies to report equity changes during a period from transactions and events other than those resulting from investments by and distributions to owners. Comprehensive income includes net income and other changes in assets and liabilities not reported in net income, but instead reported as a separate component of stockholders' equity, such as certain foreign currency items, unrealized gains and losses on investments, gains and losses from hedging activities and minimum pension liability adjustments. During the periods presented, the Company did not have any separate component transactions resulting in differences in net income as reported and comprehensive income.

NET  LOSS  PER  SHARE

Basic net income (loss) per share are computed by dividing net income (loss) by the weighted average number of shares common stock outstanding during each period. Diluted earnings per share are computed on the basis of the average number of common shares outstanding plus the dilutive effect of stock options. Basic and dilutive net loss per share amounts are the same in the periods presented since the Company had net losses and the effect of including stock options in the computation would be anti-dilutive.

ESTIMATES  USED  IN  FINANCIAL  STATEMENT  PRESENTATION

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

REVENUE  RECOGNITION

Oil and gas revenues are based upon contracts or purchase orders with customers that include fixed or determinable prices and do not include right of return or other similar provisions or other significant post delivery obligations. Revenue is recognized upon delivery and when title passes and only when collectibility is reasonably assured.

LONG-LIVED  ASSETS

Long-lived assets, such as goodwill, intangible assets and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows, excluding interest expense, from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable

STOCK  BASED  COMPENSATION

The Company utilizes the intrinsic value method for stock-based compensation. Under this method, compensation expense is recognized for the amount by which the market price of the common stock on the date of grant exceeds the exercise price of an option (See Note 5).

RECLASSIFICATIONS

Certain balance sheet and income statement items have been reclassified to be consistent with current financial statement presentation and to conform with generally accepted accounting practices. Most notably, all disclosures have been restated to reflect the change in fiscal year end to March 31.

NOTE  2  -  COMMITMENTS  AND  CONTINGENCIES

In March of 1999 the Company borrowed $450,000 from an individual. Subsequent to March 31, 2000, the Company agreed to convert the balance of the note plus accrued interest into 1,000,000 shares of common stock. During the year ended March 31, 2000, the Company made interest-only payments of $33,000.

During 1998, the Company acquired an oil lease in Kern County, California from Southern California Edison for $250,000, of which $240,000 was structured as a note payable to be repaid from the proceeds of oil produced on the lease. The note does not bear any interest and no payments were made on this note as of March 31, 2000. Prior to commencing oil production on the property, and subsequent to March 31, 2000, the Company elected to return the lease to Edison in exchange for canceling the note. The Company retained a right of first refusal to reacquire the property.

In April 1999, the Company purchased equipment costing $84,000, of which $52,000 was financed with a note payable over 36 months including interest imputed at 8% per annum. As of March 31, 2000, a balance of approximately $39,000 remains outstanding, payable as follows:

                  2001                        $19,500
                  2002                         19,500

The Company has an agreement with an independent financing source wherein the Company issues convertible debentures in exchange for cash. The debentures are convertible into the Company's common stock on demand at 60% of market and bear interest at 8% per annum. At no time may the debenture holders control more than 5% of the Company's total outstanding common stock. The Company can issue a total of $1,000,000 under the debenture. During the fiscal year ended March 31, 1999, the Company issued a total of 731,751 shares of common stock on the conversion of a convertible debenture payable of $1,181,000. During the fiscal year ended March 31, 2000, the Company issued $701,000 in debentures, all of which were converted into 7,976,170 shares of common stock prior March 31, 2000. As of March 31, 2000, the Company has a balance of $299,000 available under the debenture, all of which was drawn down and converted into common stock subsequent to March 31, 2000.

The Company leases office and shop space in Colton, California. The lease term is one year, with an annual renewal option for one-year periods. The Company has no lease deposit and office rent during fiscal 1999 and 2000 was $1,500 per month. Rent expense recorded in both fiscal 2000 and 1999 was $18,000. Subsequent to March 31, 2000, the Company relocated its offices to space in Redlands, California. The new lease is a three-year operating lease at $3,850 per month, terminating November 2003.


NOTE  3  -  INCOME  TAXES

The Company utilizes the asset and liability approach for financial accounting and reporting for income taxes. The primary objectives of accounting for income taxes are to a) recognize the amount of tax payable for the current fiscal year, and b) recognize the amount of deferred tax liability or asset for the future tax consequences of events that have been reflected in the Company's financial statements or tax returns.

The Company did not record a provision for corporate taxes in the statement of operations due to cumulative net operating losses which accounts for the deferred tax asset described below.

Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. Deferred tax assets consisted of the following at March 31, 2000:


Deferred  tax  liability
  Accelerated  depreciation                                      (10,250)
Deferred  tax  assets:
  Deferred  expenses                                           1,408,428
  Net operating loss carryforwards                             1,226,538
Subtotal                                                       2,624,716
                                                               ---------
  Less valuation allowance                                    (2,624,716)
                                                               ----------
Deferred tax asset, net                                       $     -
                                                              ===========

The  valuation  allowance  was  increased  by  $696,000  in  fiscal  2000.

The difference between income taxes at the federal tax rate and the effective tax rate was as follows for fiscal 2000 and 1999:

                                                          2000     1999
                                                          ----     ----
          Computed at the federal tax rate                (20)%    (20)%
          Increase in valuation allowance                  20       20
                                                           --       --
          Effective rate, net                               -%       -%
                                                           ===      ===

As of March 31, 2000, the Company had net operating loss carryforwards totaling approximately $1,227,000 resulting from operating losses. The amount of net operating loss carryforwards that may be utilized to offset future taxable income, when earned, may be subject to certain limitations, based upon changes in the ownership of the Company's common stock. The loss carryforwards expire in various amounts from 2011 through 2020GGaylenThe earlier draft says beginning in 2003, which makes no sense. The NOL cfwd period went from 15 years to 20 years 8/5/97 and the company was incorporated in 1996. The NOLs should extend at a minimum to 2011 to 2020.

NOTE  4  -  STOCKHOLDERS'  EOUITY

The Company is authorized to issue up to 75,000,000 shares of common stock, no par value. Each holder of common stock is entitled to one vote for each Share held on all matters properly submitted to the shareholders for their vote. Cumulative voting is not authorized. At March 31, 2000, there were 19,568,181 shares of common stock outstanding.

The Company is authorized to issue up to 10,000,000 shares of Preferred Stock, no par value. At March 31, 2000, the Company had issued 1,000,000 shares of preferred shares to Wave Technology, Inc., a related party, in partial payment for a license agreement on the portable steam technology. These Preferred shares have super voting rights of 10 votes per each share.

On July 27, 1998, the Company acquired 100% of the common stock of U.S. Thermo-Tech, Inc. in exchange for 3,738,000 shares of the Company's common stock then valued at $2.00 per share, representing total consideration of $7,476,000. Since U.S. Thermo-Tech was a related party controlled through common majority ownership by Wave Technology, Inc., the transaction resulted in the Company recording $500,000 in license agreements related to the TM-98 technology owned by U.S. Thermo-Tech, and the balance of the acquisition price ($6,976,000) being recorded as retained deficit.

During the fiscal year ended March 31, 1999, the Company issued a total of 731,751 shares of common stock on the conversion of a convertible debenture payable of $1,181,000. During the fiscal year ended March 31, 2000, the Company issued an additional 7,976,170 shares of common stock on the conversion of $701,000 in debentures. As of March 31, 2000 and 1999, the Company had no outstanding debentures.

NOTE  5  -  STOCK  OPTIONS  AND  PRO  FORMA  STOCK  BASED  COMPENSATION

As of March 31, 2000, the Company had issued outstanding options to purchase 4,180,000 shares of common stock as compensation to officers, directors and others for work on behalf of the Company. Of this amount, 2,650,000 options were granted to the officers and directors of the Company in 1996 at inception. The activity and status of the Company's stock options is summarized below as of March 31 for each period presented:

                            STOCK OPTIONS OUTSTANDING

                                                                OPTION  EXERCISE                  AGGREGATE
                                            OPTIONS             PRICE  PER  SHARE              EXERCISE  PRICE
                                            -------             -----------------              ---------------

April  1,  1998                            2,650,000                  $1.00                        $2,650,000
Granted                                      680,000                   1.00                           680,000
Exercised                                          0                   N/A                             N/A
Canceled                                           0                   N/A                             N/A
                                        -------------             ------------                  ----------------

March  31,  1999                           3,330,000                   1.00                         3,330,000

Granted                                      850,000               .20 - 1.00                         720,000
Exercised                                          0                   N/A                             N/A
Canceled                                    (400,000)                  1.00                          (400,000)
                                            --------                                                 --------

March  31,  2000                           3,780,000                                               $3,650,000
                                           =========                                               ==========


The following table summarizes information concerning outstanding and exercisable options at March 31, 2000:

                                    OPTIONS OUTSTANDING                                      OPTIONS EXERCISABLE
                                    -------------------                                      -------------------

                      Outstanding     Weighted-Average
  Range  of             as  of           Remaining           Weighted-Average     Exercisable as of        Weighted-Average
Exercise Prices        3/31/2000     Contractual Life         Exercise Price           3/31/2000            Exercise  Price
---------------        ---------     ----------------         --------------      -----------------        ----------------

    $1.00              3,580,000            4.9                    $1.00              3,580,000                  $1.00

    $0.50                100,000            2.0                    $0.50                100,000                  $0.50

    $0.20                100,000            1.0                    $0.20                100,000                  $0.20


The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for employee stock options and does not recognize compensation expense for its stock options other than for options granted to non-employees. If the Company had elected to recognize compensation expense based upon the fair value at the grant date of employee stock options consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be increased as follows for the year ended March 31, 1999 and 2000:

Net  income  (loss):                           2000              1999
                                               ----              ----
     As  reported                           $(696,000)        (567,000)
     Pro  forma                            (1,209,000)        (948,000)

Net income (loss) per share
of common stock
     As  reported                              $(0.04)           (0.06)
     Pro  forma                                 (0.08)           (0.10)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

Pro forma information regarding the fair value of stock options is determined at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the years ended March 31, 2000 and 1999: risk free interest rates of 6% and 5%, respectively; no dividend yield; volatility factor of the expected market price of the Company's common stock of 206% and 162%, respectively; and a weighted-average expected life of the options of 7.2 and 8.5 years, respectively.

The Black-Scholes valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

NOTE  6  -  RELATED  PARTY  TRANSACTIONS

The Company acquired the worldwide license to market, distribute and utilize the TM-96 portable steam generator systems from Wave Technology, Inc. in 1996 in exchange for 3,186,000 shares of the Company's common stock and 1,000,000 shares of preferred stock that has voting rights equivalent to ten million shares of common stock (10:1). At the time, since the Company's common stock was privately held, the transaction was valued at $416,000 representing the actual costs incurred by Wave Technology to develop the technology.

In 1998, the Company paid approximately $500,000 to Wave Technology Inc. for the purchase of a TM-96 portable steam generator that was subsequently deployed in the field for oil production.

On July 27, 1998, the Company acquired 100% of the common stock of U.S. Thermo-Tech in exchange for 3,738,000 shares of the Company's common stock then valued at $2.00 per share, representing total consideration of $7,476,000. U.S. Thermo-Tech had, as its primary asset, the worldwide marketing and distribution rights to the TM-98 thermal gas repressurization system. At the time of the transaction, Wave Technology, Inc. owned the majority of the controlling stock of both entities.

Between 1998 and 1999, the Company paid an additional $500,000 to Wave Technology to purchase a thermal gas repressurization system (TM-98), which was subsequently deployed in the field to enhance oil production.

As of March 31, 2000, Wave Technology controlled 4,910,000 shares of common stock and 1,000,000 shares of Preferred stock. This represented approximately 26% of the then outstanding Common stock and 100% of the outstanding Preferred stock of the Company, and gave Wave Technology total voting power of 14,910,000 shares, or 78% of the total outstanding voting stock.

NOTE  7  -  SUBSEQUENT  EVENTS

Acquisition  of  Cypress  Capital,  Inc.
----------------------------------------
On May 3, 2000, the Company acquired all of the outstanding common stock of Cypress Capital, Inc. ("Cypress") for $150,000 cash. Cypress was organized November 3, 1999, pursuant to the laws of the state of Nevada. As a result of the acquisition, the Company became the successor issuer to Cypress for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective May 17, 2000. The Company's shareholders were issued new shares of common stock reflecting the change in CUSIP number. For all periods presented in the accompanying financial statements, the financial position and results of operations represent solely the activities of U.S. Crude. Ltd. Since Cypress was a non-operating company with no discernable assets at the time of the acquisition, pro-forma financial statements reflecting Cypress' operations combined with the Company have not been included.

The transaction will be accounted for as a purchase and, accordingly, the operating results of Cypress and the Company will be consolidated from the date of the acquisition. Also, since Cypress was predominantly a non-operating shell and had only limited business activities, goodwill will not be recorded.GGaylenWhich begs the question: How was the $150,000 recorded?

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Licenses  Purchased  From  Wave  Technology,  Inc.
--------------------------------------------------
In November 2001, the Company issued 3,000,000 shares of preferred stock to Wave Technology, Inc. in consideration for certain cash advances and for the extension of the license agreements on certain technologies. Each share of preferred stock issued has voting power equivalent to ten shares of the Company's common stock.

During the fiscal year ended March 31, 2002, the Company paid $500,000 to Wave Technology, Inc., a related party (see Note 6) to acquire the license to market, sell and utilize technology for "down hole" oil upgrading ("TM-2000"). The TM-2000 technology is used to permanently upgrade oil viscosity (convert heavy oil to light oil) before the oil is extracted from the ground. Light oil is, by nature, easier to extract and less expensive to process and refine.

In January 2002, the Company issued 4,000,000 shares of preferred stock to Wave Technology, Inc., a related party, to acquire a license to market, sell and utilize technology for "down-hole" steam generation ("TM-9"). When brought to market, the TM-9 system will be the first commercially available deep steam generator brought to market. Conventional surface steam generators are ineffective for introducing heat at depths much below 3,000 ft. since most of the thermal energy is lost en route. By generating steam "in the hole", or at the face of the formation, the TM-9 system can deliver thermal energy to oil formations at depths below 5,000 ft. The Company anticipates using this technology, together with the TM-2000, to stimulate oil production in secondary heavy oil reserves. Each preferred share issued has the voting power of 100 shares of common stock.

Convertible  Debenture
----------------------
During fiscal 2002, the Company entered into another convertible debenture agreement under which the Company can borrow up to $1 million. Through January 2002, the Company had borrowed $621,500 under the debenture, of which approximately $370,000 had been converted into 181,592,475 shares of common stock. The debenture bears interest at 8% per annum and converts into common stock at the option of the debenture holder at a discount of 60% of the market price on the date of conversion. At no time may the debenture holder control more than five percent of the Company's issued and outstanding common stock.

Increase  in  Authorized  Common  Stock
---------------------------------------
In January 2002, the Company's board of directors agreed, by unanimous written consent, to amend the Articles of Incorporation and increase the authorized common stock from 250 million shares to 750 million shares. On January 7, 2002, the Amendment to the Articles of Incorporation was submitted to and received approval from the shareholders by majority written consent.

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